Exhibit 4.31

Portions of this Exhibit have been redacted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

LEASE

BY AND BETWEEN DRAWBRIDGE NANCY RIDGE, LLC,

a Delaware limited liability company as Landlord

and

LUMIRADX, INC.,

a Delaware corporation as Tenant

December 7, 2020

LEASE

THIS LEASE, dated December 7, 2020 for reference purposes only, is made by and between DRAWBRIDGE NANCY RIDGE, LLC, a Delaware limited liability company (“Landlord”) and LUMIRADX, INC., a Delaware corporation (“Tenant”), to be effective and binding upon the parties as of the date the last of the designated signatories to this Lease shall have executed this Lease (the “Effective Date”).

ARTICLE I REFERENCE

1.1 References. All references in this Lease (subject to any further clarifications contained in this Lease) to the following terms shall have the following meaning or refer to the respective address, person, date, time period, amount, percentage, calendar year or fiscal year as below set forth:

Tenant’s Representative:	Dorian LeBlanc
Phone Number:	[***]
Landlord’s Representatives:	Mike Embree
Phone Number:	[***]
Lease Commencement Date:	January 1, 2021
Lease Term:	Sixty-Six (66) months.
Lease Expiration Date:	June 30, 2026, unless earlier terminated by Landlord in accordance with the terms of this Lease, or extended by Tenant pursuant to Article 15.
Option to Extend:	One (1) option to extend, for a term of sixty (60) months (“Option to Extend”).
First Month’s Prepaid Rent:	[***]
Tenant’s Security Deposit:	[***] pursuant to Section 3.6.
Late Charge Amount:	Five Percent (5%) of the Delinquent Amount
Tenant’s Required Liability Coverage:	$10,000,000 Combined Single Limit
Tenant’s Broker(s):	Simon Terry-Lloyd of Cresa
Landlord’s Broker:	Chad Urie and Grant Schoneman of JLL
Property:

That certain real property situated in the City of San Diego, County of San Diego, State of California, as presently improved with the Building (defined below), which real property is shown on the Site Plan attached hereto as Exhibit A.

Building:

That certain building on the Property in which the Premises are located commonly known as 6650 Nancy Ridge Drive, San Diego, California (the “Building”), located on Assessor’s Parcel No. 343- 310-17, which Building is shown outlined on Exhibit A hereto.

Outside Areas:

The “Outside Areas” shall mean all areas within Property, which are located outside the Building, such as pedestrian walkways, parking areas, landscaped areas, open areas and enclosed trash disposal areas.

Parking:

Tenant shall have the right to use all of the designated parking dedicated to the Building (approximately 3.2 spaces per 1,000 rentable square feet) at no additional rental charge (subject to imposition of any parking fees or other restrictions that may be imposed by a governmental agency or zoning requirement), pursuant to Section 4.5.

Premises:

All the interior space within the Building, including stairwells, connecting walkways, and atriums, consisting of approximately 24,200 rentable square feet, as determined by Landlord, and, for purposes of this Lease, agreed to contain said number of rentable square feet, as depicted on Exhibit A. The Building and the Premises are not subject to re-measurement unless, pursuant to a written amendment to this Lease, space is subtracted therefrom or additional space is added thereto. Recognizing that both Landlord and Tenant have agreed to the foregoing rentable square footage number and have agreed that there will be no re-measurement, Landlord has given Tenant the opportunity to measure the Building and the Premises and has encouraged Tenant to do so, and Tenant hereby confirms that it has elected, in its sole discretion and without reliance on any representation by Landlord or its agents or any brokers, not to measure the Building or the Premises.

Tenant Improvement Allowance:	[***] ([***] per rentable square foot)
Tenant’s Expense Share:	100%
Standard Interest Rate:

The term “Standard Interest Rate” shall mean the greater of (a) 6%, or (b) the sum of the prime rate quoted by Wells Fargo Bank, N.T. & S. A., from time to time as its prime rate, plus two percent (2%), but in no event more than the maximum rate of interest not prohibited or made usurious.

Default Interest Rate:	The term “Default Interest Rate” shall mean the Standard Interest Rate, plus four percent (4%), but in no event more than the maximum rate of interest not prohibited or made usurious.
Base Monthly Rent:

The term “Base Monthly Rent” shall mean the following:

Lease Months Monthly Base Rent per RSF Monthly Base Rent

1-12** [***] [***]

13-24 [***] [***]

25-36 [***] [***]

37-48 [***] [***]

49-60 [***] [***]

61-66 [***] [***]

**Provided that Tenant is not in default of any of Tenant’s obligations beyond the applicable notice and cure periods, the Base Monthly Rent shall be abated for months two (2), three (3), four (4), five (5), six (6), and seven (7) of the Lease Term (“Abated Rent”). Tenant shall pay all other amounts due under the Lease during any period of abatement, including without limitation, Property Operating Expenses and utility costs.

Permitted Use:	General office, laboratory, and uses ancillary thereto, to the extent each such use is in compliance with all Laws and Restrictions.
Exhibits:

The term “Exhibits” shall mean the Exhibits of this Lease which are described as follows:

Exhibit A - Site Plan showing the Property and delineating the Building in which the Premises are located and the Premises.

Exhibit B – Work Letter

Exhibit C – Lease Commencement Date Certificate

Exhibit D – Intentionally Omitted.

Exhibit E – Subordination, Nondisturbance and Attornment

Exhibit F – Form of Tenant Estoppel Certificate

ARTICLE II

PREMISES, TERM AND POSSESSION

2.1 Demise Of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the Lease Term and upon the terms and subject to the conditions of this Lease, that certain interior space described in Article 1 as the Premises, reserving and excepting to Landlord the right to fifty percent (50%) of all Assignment Consideration and Excess Rentals as provided in Article 7 below. Tenant’s lease of the Premises, together with the appurtenant right to use the Outside Areas as described in Paragraph 2.2 below, shall be conditioned upon and be subject to the continuing compliance by Tenant with (i) all the terms and conditions of this Lease, (ii) all Laws and Restrictions governing the use or occupancy of the Premises and the Property, (iii) all easements and other matters now of public record respecting the use of the Premises and Property, and (iv) all reasonable rules and regulations from time to time established by Landlord. Notwithstanding any provision of this Lease to the contrary, Landlord hereby reserves to itself and its designees with prior written notice at least 24 hours in advance all rights of access, use and occupancy of the Building roof, and Tenant shall have no right of access, use or occupancy of the Building roof except (if at all) to the extent required in order to enable Tenant to perform Tenant’s maintenance and repair obligations pursuant to this Lease. Tenant shall have access to the Premises 24 hours per day, seven days per week, 365 days per year.

2.2 Right To Use Outside Areas. As an appurtenant right to Tenant’s right to the use and occupancy of the Premises, Tenant shall have the right to use the Outside Areas in conjunction with its use of the Premises solely for the purposes for which they were designed and intended and for no other purposes whatsoever. Tenant’s right to so use the Outside Areas shall be subject to the limitations on such use as set forth in Article 1 and shall terminate concurrently with any termination of this Lease.

2.4 Commencement and Lease Term. The term of this Lease shall begin on the Lease Commencement Date. Promptly upon request by the other after the Lease Commencement Date has occurred, Landlord and Tenant agree to execute and deliver a Lease Commencement Date Certificate in the form of Exhibit C attached hereto. The term of this Lease shall in all events end on the Lease Expiration Date (as set forth in Article 1). The Lease Term shall be that period of time commencing on the Lease Commencement Date and ending on the Lease Expiration Date (the “Lease Term”). As used herein, “Lease Year” shall mean each twelve month period calculated from the first day of the calendar month in which the Lease Commencement Date occurred until the last day of the calendar month immediately preceding the calendar month in which the Lease Commencement Date occurred. (E.g., if the Lease Commencement Date is December 1, 2020, then the Second Lease Year would commence December 1, 2021 and the Expiration Date would be May 31, 2026). Tenant shall have the right to occupy the Premises, subject to all of the terms of this Lease (except for the obligation to pay Base Monthly Rent) upon the Delivery Date (as defined below).

2.5 Delivery Of Possession. The date that Landlord delivers possession of the Premises to Tenant shall be the “Delivery Date”. Landlord anticipates delivery to occur immediately upon mutual Lease execution so long as Tenant has delivered proof of insurance, prepaid rent, and security deposit (or Letter of Credit, as applicable). Landlord shall deliver to Tenant, and Tenant shall accept, possession of the Premises in its AS IS condition, WITH ALL FAULTS on the Delivery Date and Tenant acknowledges that Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant’s occupancy or to pay for or construct any improvements to the Premises, except for a Non- Compliant Condition. As used herein, “Non-Compliant Condition” means the failure of any of the following systems to be in working order: roof; existing heating, ventilation and air-conditioning (“HVAC”); electrical; lighting; fire sprinkler; and plumbing, to the extent serving and within the Premises. Tenant shall notify Landlord of any Non-Compliant Condition prior to the six (6) month anniversary of the Delivery Date (the “Warranty Period”). If Landlord contests whether a Non- Compliant Condition exists, the matter shall be referred to a mutually agreed upon licensed architect for resolution, whose decision shall be binding on Landlord and Tenant. Tenant acknowledges and agrees that Landlord’s architect of record may be considered for resolving such disputes. Tenant’s failure to notify Landlord of a Non-Compliant Condition before the expiration of the Warranty Period shall be deemed to conclusively establish that the Premises and the Building were at such time in good, sanitary and satisfactory condition and repair and without any Non-Compliant Conditions. Landlord shall cure, at Landlord’s sole cost and expense, any Non-Compliant Condition of which it is timely noticed and agreed that such Non-Compliant Condition exists. Notwithstanding anything to the contrary above, Tenant (not Landlord) shall have the obligation to cure a Non-Compliant Condition that is caused by the Tenant or Tenant’s agents, or triggered by Tenant’s particular use of the Premises or Tenant’s alterations to the Premises, including any modifications to the Premises or Building by Tenant or in connection with the Tenant Improvements. Tenant acknowledges that the existence of a Non-Compliant Condition shall not entitle Tenant to abate Rent nor to cure such Non-Compliant Condition and offset Rent for the cost of the same except in the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, for ten (10) consecutive business days after Landlord’s receipt of written notice reasonably detailing such failure (the “Eligibility Period”) solely as a result Landlord’s gross negligence or willful misconduct in failing to perform any repair or maintenance of a Non-Complaint Condition after during the Warranty Period, then Tenant’s Base Monthly Rent shall be equitably abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises until such use is restored up to a maximum of sixty (60) days.

Tenant hereby waives and releases its right to make repairs at Landlord’s expense under Sections 1941 and 1942 of the California Civil Code, or under any similar law, statute, or ordinance now or hereafter in effect.

2.7 Performance Of Improvement Work; Acceptance Of Possession. Tenant shall, pursuant to the Work Letter, perform the work and make the installations in the Premises substantially as set forth in the Work Letter (such work and installations hereinafter referred to as the “Tenant Improvements”). It is agreed that by accepting possession of the Premises, Tenant formally accepts same and acknowledges that the Premises are in the condition called for hereunder.

2.8 Surrender Of Possession. Immediately prior to the expiration or upon the sooner termination of this Lease, Tenant shall remove all of Tenant’s signs from the exterior of the Building and shall remove all of Tenant’s equipment (including telecommunications wiring and cabling, unless Landlord otherwise elects, which election shall be made at the time of consent), trade fixtures, furniture, supplies, wall decorations and other personal property from within the Premises, the Building and the Outside Areas, and shall vacate and surrender the Premises, the Building, the Outside Areas and the Property to Landlord in the same condition, broom clean, as existed at the Lease Commencement Date, reasonable wear and tear excepted. Tenant shall repair all damage to the Premises, the exterior of the Building and the Outside Areas caused by Tenant’s removal of Tenant’s property. If Landlord elects by written notice to Tenant not later than sixty (60) days prior to the termination or expiration of the Term to require Tenant to surrender Tenant’s telecommunications wiring and cabling, then Tenant shall leave the same in good condition and repair and labeled and/or coded sufficiently so that Landlord can readily determine the origin, destination and function of the wires and cables. Tenant shall patch and refinish, to Landlord’s reasonable satisfaction, all penetrations made by Tenant or its employees to the floor, walls or ceiling of the Premises, whether such penetrations were made with Landlord’s approval or not. Tenant shall repair or replace all stained or damaged ceiling tiles, wall coverings and floor coverings to the reasonable satisfaction of Landlord. Landlord shall repair, at Tenant’s sole expense, all damage caused by to the exterior surface of the Building and the paved surfaces of the Outside Areas and, where necessary, replace or resurface same. Additionally, to the extent that Landlord shall have notified or is deemed to have notified Tenant in writing at the time the improvements were completed that it desired to have certain improvements made by Tenant or at the request of Tenant removed at the expiration or sooner termination of the Lease, Tenant shall, upon the expiration or sooner termination of the Lease, remove any such improvements constructed or installed by Landlord or Tenant and repair all damage caused by such removal. If the Premises, the Building, the Outside Areas and the Property are not surrendered to Landlord in the condition required by this paragraph at the expiration or sooner termination of this Lease, Landlord may, at Tenant’s expense, so remove Tenant’s signs, property and/or improvements not so removed and make such repairs and replacements not so made or hire, at Tenant’s expense, independent contractors to perform such work. Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Premises, the Building and the Common Areas to the required condition, together with interest on all costs so incurred from the date paid by Landlord at the Default Interest Rate until paid. Tenant shall pay to Landlord the amount of all costs so incurred plus such interest thereon, within ten (10) days of Landlord’s billing Tenant for same. Notwithstanding the foregoing, Landlord may consent (in its sole and absolute discretion, which consent may be withheld for any reason or no reason) to accept a cash payment from Tenant in lieu of Tenant completing all or any portion of the work required pursuant to this paragraph, such consent to be in a written notice specifying the work from which Tenant shall be excused. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the Premises, including, without limitation, any claims made by any succeeding Tenant or any losses to Landlord with respect to lost opportunities to lease to succeeding tenants.

2.9 Accessibility. In accordance with California Civil Code Section 1938, Landlord hereby informs Tenant that as of the Effective Date of this Lease, that neither the Premises nor the Building has inspected by a Certified Access Specialist (as defined in California Civil Code Section 55.52(3)). California Civil Code Section 1938(e) provides:

“A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”

Accordingly, Landlord and Tenant hereby mutually agree that if Tenant desires to obtain a CASp inspection, (i) the CASp inspection shall be at Tenant’s sole cost and expense, (ii) the inspection shall be performed by a CASp that is currently certified in California and has been reasonably approved by Landlord, (iii) the CASp inspection shall take place during regular business hours with at least five (5) business days’ prior written notice to Landlord, (iv) Tenant shall promptly provide Landlord with a copy of the final report prepared in connection with the CASp inspection (the “CASp Report”), and (v) Tenant shall be solely responsible for promptly making any repairs or modifications necessary to correct violations of construction-related accessibility standards that are noted in the CASp Report (the “Required Modifications”) and shall defend with competent counsel, indemnify and hold Landlord harmless from any claims, damages or liability resulting from Tenant’s failure to promptly make such Required Modifications. The Required Modifications shall not proceed until Landlord has approved in writing: (A) Tenant’s contractor, and (B) complete and detailed plans and specifications for the Required Modifications. The Required Modifications shall be performed in a good and workmanlike manner in compliance with all of the terms of this Lease, including, without limitation, Article 6 hereof. At Landlord’s sole discretion, Landlord may elect to complete the Required Modifications. If Landlord elects to complete the Required Modifications, Landlord may forward invoices and bills for the expenses of the Required Modifications to Tenant, and Tenant shall, no later than ten (10) days prior to the due date, pay such invoices or bills and deliver satisfactory evidence of such payment to Landlord.

Alternatively, Tenant shall reimburse Landlord for any costs incurred by Landlord within ten (10) days of Landlord’s invoice therefor.

Tenant hereby acknowledges and agrees that the CASp Report is to be kept strictly confidential, except as necessary for Tenant to complete repairs and correct violations of construction-related accessibility standards as noted in the CASp Report. Accordingly, except as provided above or as may be required by law or court order, Tenant shall not release, publish or otherwise distribute (and shall not authorize or permit any other person or entity to release, publish or otherwise distribute) any information contained in the CASp Report. Tenant’s obligations under this Section shall survive the expiration or sooner termination of this Lease.

ARTICLE III

RENT, LATE CHARGES AND SECURITY DEPOSITS

3.1 Rent. Base Monthly Rent. Subject to the application of the Prepaid Rent as set forth in Section 3.5 below, commencing on the Lease Commencement Date and continuing throughout the Lease Term, Tenant shall pay to Landlord, without prior demand therefor, in advance on the first day of each calendar month, cash or other immediately available good funds in the amount set forth as Base Monthly Rent in Article 1 (the “Base Monthly Rent”).

(a)
Additional Rent. All amounts due from Tenant to Landlord, including, without limitation, the items in (i)-(v) below, shall be considered “Additional Rent”. Commencing on the Lease Commencement Date and continuing throughout the Lease Term, in addition to the Base Monthly Rent and to the extent not required by Landlord to be contracted for and paid directly by Tenant, Tenant shall pay to Landlord as Additional Rent, in cash or other immediately available good funds in the following amounts:

i.
An amount equal to all Property Operating Expenses (as defined in Article 13) incurred or to be incurred by Landlord. Payment shall be made by the following: Landlord shall deliver to Tenant Landlord’s reasonable estimate of any given expense (such as Landlord’s Insurance Costs or Real Property Taxes), or group of expenses, which it anticipates will be paid or incurred for the ensuing calendar or fiscal year, as Landlord may determine, and Tenant shall pay to Landlord an amount equal to the estimated amount of such expenses for such year in equal monthly installments during such year with the installments of Base Monthly Rent. Landlord reserves the right to revise such estimate from time to time. Landlord reserves the right to change from time to time the methods of billing Tenant for any given expense or group of expenses or the periodic basis on which such expenses are billed;

ii.
Landlord’s share of the consideration received by Tenant upon certain assignments and sublettings as required by Article 7;

iii.
Legal fees and costs that Tenant is obligated to pay or reimburse to Landlord pursuant to Article 13;

iv.
Real Property Taxes, to be paid directly to the taxing authority by Landlord which Tenant shall reimburse to Landlord; and

v.
Any other charges or reimbursements due Landlord from Tenant pursuant to the terms of this Lease.

3.2 Year End Adjustments. Landlord shall furnish to Tenant within four months following the end of the applicable calendar or fiscal year, as the case may be, a statement setting forth (i) the amount of such expenses paid or incurred during the just ended calendar or fiscal year, as appropriate, and

(ii)
the amount that Tenant has paid to Landlord for credit against such expenses for such period. Such statement shall be in line-item detail consistently applied throughout the Term. If Tenant shall have paid more than its obligation for such expenses for the stated period, Landlord shall, at Tenant’s election, either (i) credit the amount of such overpayment toward the next ensuing payment or payments of Additional Rent that would otherwise be due, or (ii) refund in cash to Tenant the amount of such overpayment. If such year-end statement shall show that Tenant did not pay its obligation for such expenses in full, then Tenant shall pay to Landlord the amount of such underpayment within thirty (30) days from Landlord’s billing of same to Tenant. The provisions of this Paragraph shall survive the expiration or sooner termination of this Lease.

(a)
Audit Right. Landlord’s annual statement shall be final and binding upon Tenant unless Tenant, within thirty (30) days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reasons therefor; provided that Tenant shall in all events pay the amount specified in Landlord’s annual statement, pending the results of the Independent Review (as defined below) and determination of the Accountant(s), as applicable and as each such term is defined below. If, during such thirty (30) day period, Tenant reasonably and in good faith questions or contests the correctness of Landlord’s statement of the Property Operating Expenses, Landlord shall provide Tenant with reasonable access to Landlord’s books and records to the extent relevant for the determination of Property Operating Expenses, and such information as Landlord reasonably determines to be responsive to Tenant’s written inquiries. In the event that, after Tenant’s review of such information, Landlord and Tenant cannot agree upon the amount of the Property Operating Expenses, then Tenant shall have the right to have an independent public accounting firm hired by Tenant on an hourly basis and not on a contingent-fee basis (at Tenant’s sole cost and expense) and approved by Landlord (which approval Landlord shall not unreasonably withhold or delay) (“Tenant’s Auditor”) audit and review such of Landlord’s books and records for the year in question as directly relate to the determination of Property Operating Expenses for such year (the “Independent Review”), but not books and records of entities other than Landlord. Landlord shall make such books and records available at the location in the metropolitan San Diego area where Landlord maintains them in the ordinary course of its business or via an e-room to which Tenant and the Tenant’s Auditor will be granted access. Landlord need not provide copies of any books or records. Tenant shall complete the Independent Review and notify Landlord in writing, reasonably promptly following its commencement, of Tenant’s specific objections to Landlord’s calculation of Property Operating Expenses (including Tenant’s Auditor’s written statement of the basis, nature and amount of each proposed adjustment) no later than thirty (30) days after Landlord has first given Tenant access to the relevant books and records for the Independent Review. Landlord shall review the results of any such Independent Review. The parties shall endeavor to agree promptly and reasonably upon Property Operating Expenses taking into account the results of such Independent Review. If, as of the date that is sixty (60) days after Tenant has submitted the Independent Review to Landlord, the parties have not agreed on the appropriate adjustments to Property Operating Expenses, then the parties shall engage a mutually agreeable independent third party accountant with at least ten (10) years’ experience in commercial real estate accounting in the San Diego, California area (the “Accountant”). If the parties cannot agree on the Accountant, each shall within ten

(10) days after such impasse appoint an Accountant (different from the accountant and accounting firm that conducted the Independent Review) and, within ten (10) days after the appointment of both such Accountants, those two Accountants shall select a third (which cannot be the accountant and accounting firm that conducted the Independent Review). If either party fails to timely appoint an Accountant, then the Accountant the other party appoints shall be the sole Accountant. Within ten (10) days after appointment of the Accountant(s), Landlord and Tenant shall each simultaneously give the Accountants (with a copy to the other party) its determination of Property Operating Expenses, with such supporting data or information as each submitting party determines appropriate. Within ten (10) days after such submissions, the Accountants shall by majority vote select either Landlord’s or Tenant’s determination of Property Operating Expenses. The Accountants may not select or designate any other determination of Property Operating Expenses. The determination of the Accountant(s) shall bind the parties. If the parties agree, or the Independent Review determines, or the Accountant(s) determine, that the Property Operating Expenses actually paid by Tenant for the calendar year in question exceeded Tenant’s obligations for such calendar year by more than two percent (2%), then Landlord shall, at Tenant’s option, either (a) credit the excess to the next succeeding installments of estimated Additional Rent or (b) pay the excess to Tenant within thirty (30) days after delivery of such results. If the parties agree or the Accountant(s) determine that Tenant’s payments of Property Operating Expenses for such calendar year were less than Tenant’s obligation for the calendar year by more than two percent (2%), then Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such results. In all cases, Tenant shall pay the cost of the Independent Review (including the Accountant costs), unless the determination of Property Operating Expenses selected by the Accountants is in excess of six percent (6%) less than the amount specified in Landlord’s annual statement (in which case Landlord shall pay the reasonable costs of the Independent Review).

3.3 Late Charge, And Interest On Rent In Default. Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Monthly Rent or any Additional Rent (collectively, “Rent”) will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amounts of which are extremely difficult or impractical to fix. Such costs and expenses will include without limitation, administration and collection costs and processing and accounting expenses. Therefore, if any installment of Base Monthly Rent is not received by Landlord from Tenant within five (5) calendar days after the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to the amount set forth in Article 1 as the “Late Charge Amount,” and if any Additional Rent is not received by Landlord when the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to 5% of the Additional Rent not so paid. Landlord agrees to give Tenant a grace period of five (5) additional days after delivery of notice for the first late payment of Base Monthly Rent or Additional Rent in any calendar year before imposing any Late Charge on Tenant. Landlord may revoke the additional grace period at any time after Tenant has been late on any payment due under the Lease more than three (3) times in any consecutive twenty-four (24) month period. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the anticipated loss Landlord would suffer by reason of Tenant’s failure to make timely payment. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rental installment or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay each rental installment due under this Lease when due, including the right to terminate this Lease. If any Rent remains delinquent for a period in excess of five (5) calendar days, then, in addition to such late charge, Tenant shall pay to Landlord interest on any Rent that is not so paid from said fifth (5th) day at the Default Interest Rate until paid.

3.4 Payment Of Rent. Except as specifically provided otherwise in this Lease, all Rent shall be paid in lawful money of the United States, without any abatement, reduction or offset for any reason whatsoever, to Landlord at such address as Landlord may designate from time to time. Tenant’s obligation to pay Base Monthly Rent and all Additional Rent shall be appropriately prorated at the commencement and expiration of the Lease Term based on a 365-day year. The failure by Tenant to pay any Additional Rent as required pursuant to this Lease when due shall be treated the same as a failure by Tenant to pay Base Monthly Rent when due, and Landlord shall have the same rights and remedies against Tenant as Landlord would have had Tenant failed to pay the Base Monthly Rent when due.

3.5 Prepaid Rent. Tenant shall, upon execution of this Lease, pay to Landlord the amount set forth in Article 1 as “First Month’s Prepaid Rent” as prepayment of rent for credit against the first installment of Base Monthly Rent and Additional Rent due hereunder.

3.6 Security Deposit. If required by Article 1, or if later required by Landlord, Tenant shall deposit with Landlord a “Security Deposit” as security for the performance by Tenant of the terms of this Lease to be performed by Tenant, and not as prepayment of rent. Tenant hereby grants to Landlord a security interest in the Security Deposit, including but not limited to replenishments thereof. Landlord may apply such portion or portions of the Security Deposit as are reasonably necessary for the following purposes: (i) to remedy any default by Tenant in the payment of Base Monthly Rent or Additional Rent or a late charge or interest on defaulted rent, or any other monetary payment obligation of Tenant under this Lease beyond any applicable notice and cure period; (ii) to repair damage to the Premises, the Building or the Outside Areas caused or permitted to occur by Tenant; (iii) to clean and restore and repair the Premises, the Building or the Outside Areas following their surrender to Landlord if not surrendered in the condition required pursuant to the provisions of Article 2, (iv) to remedy any other default of Tenant including, without limitation, paying in full on Tenant’s behalf any sums claimed by materialmen or contractors of Tenant to be owing to them by Tenant for work done or improvements made at Tenant’s request to the Premises beyond any applicable notice and cure period, and (v) to cover any other expense, loss or damage which Landlord may at any time suffer due to Tenant’s default. In this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be applied as contained in Section 1950.7(c) of the California Civil Code and/or any successor statute. In the event the Security Deposit or any portion thereof is so used, Tenant shall pay to Landlord, promptly upon demand, an amount in cash sufficient to restore the Security Deposit to the full original sum. If Tenant fails to promptly restore the Security Deposit and if Tenant shall have paid to Landlord any sums as “Last Month’s Prepaid Rent,” Landlord may, in addition to any other remedy Landlord may have under this Lease, reduce the amount of Tenant’s Last Month’s Prepaid Rent by transferring all or portions of such Last Month’s Prepaid Rent to Tenant’s Security Deposit until such Security Deposit is restored to the amount set forth in Article 1. Landlord shall not be deemed a trustee of the Security Deposit. Landlord may use the Security Deposit in Landlord’s ordinary business and shall not be required to segregate it from Landlord’s general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Building or the Property during the Lease Term, Landlord may pay the Security Deposit to any subsequent owner in conformity with the provisions of Section 1950.7 of the California Civil Code and/or any successor statute, in which event the transferring landlord shall be released from all liability for the return of the Security Deposit. Tenant specifically grants to Landlord (and Tenant hereby waives the provisions of California Civil Code Section 1950.7 to the contrary) a period of thirty days following a surrender of the Premises by Tenant to Landlord within which to inspect the Premises, make required restorations and repairs, receive and verify workmen’s billings therefor, cure any other defaults, deduct any damages, and prepare a final accounting with respect to the Security Deposit. In no event shall the Security Deposit or any portion thereof, be considered prepaid rent.

ARTICLE IV

USE OF PREMISES AND OUTSIDE AREAS

4.1 Permitted Use. Tenant shall be entitled to use the Premises solely for the “Permitted Use” as set forth in Article 1 and for no other purpose whatsoever. Any discontinuance of use together with Tenant’s failure to pay Base Monthly Rent and Additional Rent for a period of sixty (60) consecutive calendar days shall be, at Landlord’s election, a default by Tenant under the terms of this Lease, subject to applicable notice and cure periods. Tenant shall have the right to use the Outside Areas in conjunction with its Permitted Use of the Premises solely for the purposes for which they were designed and intended and for no other purposes whatsoever.

4.2 General Limitations On Use. Tenant shall not do or permit anything to be done in or about the Premises, the Building, the Outside Areas or the Property which does or could (i) jeopardize the structural integrity of the Building or (ii) cause damage to any part of the Premises, the Building, or the

Outside Areas or the Property. Tenant shall not operate any equipment within the Premises which does or could (A) injure, vibrate or shake the Premises or the Building, (B) damage, overload or impair the efficient operation of any electrical, plumbing, or HVAC systems within or servicing the Premises or the Building, or (C) damage or impair the efficient operation of the sprinkler system (if any) within or servicing the Premises or the Building. Tenant shall not install any equipment or antennas on or make any penetrations of the exterior walls or roof of the Building. Tenant shall not affix any equipment to or make any penetrations in the floor, ceiling, walls or roof of the Premises without Landlords prior approval. Tenant shall not place any loads upon the floors, walls, ceiling or roof systems which could endanger the structural integrity of the Building or damage its floors, foundations or supporting structural components. Tenant shall not place any explosive, flammable or harmful fluids or other waste materials in the drainage systems of the Premises, the Building, the Outside Areas or the Property. Tenant shall not drain or discharge any fluids in the landscaped areas or across the paved areas of the Property, including the Premises, Building, or Outside Areas. Tenant shall not use any of the Outside Areas for the permanent storage of its materials, supplies, inventory or equipment and all such materials, supplies, inventory or equipment shall at all times be stored within the Premises. Tenant shall not commit nor permit to be committed by any of its employees, agents, vendors, invitees, guests, permittees, assignees, sublessees, or contractors (the “Tenant Parties”), any waste in or about the Premises, the Building, the Outside Areas or the Property.

4.3 Noise And Emissions. All noise generated by Tenant in its use of the Premises shall be confined or muffled so that it does not interfere with the businesses of or annoy the occupants and/or users of adjacent properties. All dust, fumes, odors and other emissions generated by Tenant’s use of the Premises shall be sufficiently dissipated in accordance with sound environmental practice and exhausted from the Premises in such a manner so as not to interfere with the businesses of or annoy the occupants and/or users of adjacent properties, or cause any damage to the Premises, the Building, the Outside Areas or the Property or any component part thereof or the property of adjacent property owners.

4.4 Trash Disposal. Tenant shall provide trash bins or other adequate garbage disposal facilities within the trash enclosure areas provided or permitted by Landlord outside the Premises sufficient for the interim disposal of all of its trash, garbage and waste. All such trash, garbage and waste temporarily stored in such areas shall be stored in such a manner so that it is not visible from outside of such areas, and Tenant shall cause such trash, garbage and waste to be regularly removed from the Property. Tenant shall keep the Premises and the Outside Areas in a clean, safe and neat condition free and clear of all of Tenant’s trash, garbage, waste and/or boxes, pallets and containers containing the same at all times.

4.5 Parking. Subject to the terms of this Lease, Tenant shall have the right to use all of the designated parking dedicated to the Building at no additional rental charge (subject to imposition of any parking fees or other restrictions that may be imposed by a governmental agency or zoning requirement). Tenant shall not, at any time, park or permit to be parked any recreational vehicles, inoperative vehicles or equipment in the Outside Areas or on any portion of the Property. Tenant agrees to assume responsibility for compliance by its employees and invitees with the parking provisions contained herein. If Tenant or any of the Tenant Parties park any vehicle within the Property in violation of these provisions, then Landlord may, upon prior written notice to Tenant giving Tenant one (1) day (or any applicable statutory notice period, if longer than one (1) day) to remove such vehicle(s), in addition to any other remedies Landlord may have under this Lease, charge Tenant, as Additional Rent, and Tenant agrees to pay, as Additional Rent, One Hundred Dollars ($100) per day for each day or partial day that each such vehicle is so parked within the Property. Tenant agrees to assume responsibility for compliance by the Tenant Parties with the parking provisions contained herein. Landlord reserves the right to grant easements and access rights to others for use of the parking areas on the Property, provided that such grants do not materially interfere with Tenant’s use of the parking areasSigns. . Tenant shall have the right to install signage on the exterior of the Building and on a monument sign (if available) provided that Tenant shall not place or install on or within any portion of the Premises, the exterior of the Building, the Outside Areas or the Property any sign, advertisement, banner, placard, or picture which is visible from the exterior of the Premises, without Landlord’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall not place or install on or within any portion of the Premises, the exterior of the Building, the Outside Areas or the Property any business identification sign which is visible from the exterior of the Premises until Landlord shall have approved in writing and in its sole discretion the location, size, content, design, method of attachment and material to be used in the making of such sign; provided, however, that so long as such signs are normal and customary business directional or identification signs within the Building, Tenant shall not be required to obtain Landlord’s approval. Any sign, once approved by Landlord, shall be installed at Tenant’s sole cost and expense and only in strict compliance with Landlord’s approval and any applicable Laws and Restrictions. Landlord may remove any signs (which have not been approved in writing by Landlord), advertisements, banners, placards or pictures so placed by Tenant on or within the Premises, the exterior of the Building, the Outside Areas or the Property and charge to Tenant the cost of such removal, together with any costs incurred by Landlord to repair any damage caused thereby, including any cost incurred to restore the surface (upon which such sign was so affixed) to its original condition. Tenant shall remove all of Tenant’s signs, repair any damage caused thereby, and restore the surface upon which the sign was affixed to its original condition, all to Landlord’s reasonable satisfaction, upon the termination of this Lease. Notwithstanding the signage rights granted to Tenant pursuant to this Paragraph, Landlord reserves and retains the right to place Landlord’s name and/or ownership affiliation in or on the Premises, the Building, the Outside Areas or the Property, or on any of the signs located thereon, as determined in Landlord’s sole discretion.

4.7 Compliance With Laws And Restrictions. Tenant shall abide by and shall promptly observe and comply with, at its sole cost and expense, all Laws and Restrictions respecting the use and occupancy of the Premises, the Building, the Outside Areas or the Property including, without limitation, Title 24, building codes, the Americans with Disabilities Act and the rules and regulations promulgated thereunder, and all Laws governing the use and/or disposal of hazardous materials, and shall defend with competent counsel, indemnify and hold Landlord harmless from any claims, damages or liability resulting from Tenant’s failure to so abide, observe, or comply. Tenant’s obligations hereunder shall survive the expiration or sooner termination of this Lease.

4.8 Compliance With Insurance Requirements. With respect to any insurance policies required or permitted to be carried by Landlord in accordance with the provisions of this Lease, Tenant shall not conduct nor permit any other person to conduct any activities nor keep, store or use (or allow any other person to keep, store or use) any item or thing within the Premises, the Building, the Outside Areas or the Property which (i) is prohibited under the terms of any such policies, (ii) could result in the termination of the coverage afforded under any of such policies, (iii) could give to the insurance carrier the right to cancel any of such policies, or (iv) could cause an increase in the rates (over standard rates) charged for the coverage afforded under any of such policies. Tenant shall comply with all requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain, at standard rates, the insurance coverages carried by either Landlord or Tenant pursuant to this Lease.

4.9 Landlord’s Right To Enter. Landlord and its agents shall have the right to enter the Premises during normal business hours after giving Tenant twenty-four hours written notice (except in the case of an Emergency (as defined below)) and subject to Tenant’s reasonable security measures for the purpose of (i) inspecting the same; (ii) showing the Premises to prospective purchasers, mortgagees or tenants (within the last twelve (12) months of the Lease Term); (iii) making necessary alterations, additions or repairs; and (iv) performing any of Tenant’s obligations when Tenant has failed to do so. “Emergency” means an event threatening immediate and material danger to people on the Property, material damage to the Building or Property, or creates a realistic possibility of an immediate and material interference with, or immediate and material interruption of a material aspect of any business operations at the Property. Landlord shall have the right to enter the Premises during normal business hours (or as otherwise agreed), subject to Tenant’s reasonable security measures, for purposes of supplying any maintenance or services agreed to be supplied by Landlord. Landlord shall have the right to enter the Outside Areas during normal business hours for purposes of (i) inspecting the exterior of the Building and the Outside Areas; (ii) posting notices of non-responsibility (and for such purposes Tenant shall provide Landlord at least thirty (30) days’ prior written notice of any work to be performed on the Premises, as well as notice within one (1) day after the commencement of such work); and (iii) supplying any services to be provided by Landlord. Any entry into the Premises or the Outside Areas obtained by Landlord in accordance with this paragraph shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive of Tenant from the Premises or any portion thereof.

4.10 Use Of Outside Areas. Tenant, in its use of the Outside Areas, shall at all times keep the Outside Areas in a safe condition free and clear of all materials, equipment (except for a generator used for backup power), debris, trash (except within existing enclosed trash areas), inoperable vehicles, and other items which are not specifically permitted by Landlord to be stored or located thereon by Tenant. Landlord shall not be responsible for any maintenance or repair of Tenant’s generator(s) and shall not be liable for any injury or damage caused by or arising out of any failure or malfunction of Tenant’s generator(s). If, in the opinion of Landlord, unauthorized persons are using any of the Outside Areas by reason of, or under claim of, the express or implied authority or consent of Tenant, then Tenant, upon demand of Landlord, shall restrain, to the fullest extent then allowed by Law, such unauthorized use, and shall initiate such appropriate proceedings as may be required to so restrain such use. Landlord reserves the right to grant easements and access rights to others for use of the Outside Areas and shall not be liable to Tenant for any diminution in Tenant’s right to use the Outside Areas as a result.

4.11 Environmental Protection.

Tenant’s obligations under this Paragraph 4.11 shall survive the expiration or termination of this

Lease.

(a)
As used herein, the term “Hazardous Materials” shall mean any toxic or hazardous substance, material or waste or any pollutant or infectious or radioactive material, including but not limited to those substances, materials or wastes regulated now or in the future under any of the following statutes or regulations and any and all of those substances included within the definitions of “hazardous substances,” “hazardous materials,” “hazardous waste,” “hazardous chemical substance or mixture,” “imminently hazardous chemical substance or mixture,” “toxic substances,” “hazardous air pollutant,” “toxic pollutant,” or “solid waste” in the (a) Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA” or “Superfund”), as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), 42 U.S.C. § 9601 et seq., (b) Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. § 6901 et seq., (c) Federal Water Pollution Control Act (“FSPCA”), 33 U.S.C. § 1251 et seq., (d) Clean Air Act (“CAA”), 42 U.S.C. § 7401 et seq.,
(e)
Toxic Substances Control Act (“TSCA”), 14 U.S.C. § 2601 et seq., (f) Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq., (g) Carpenter-Presley-Tanner Hazardous Substance Account Act (“California Superfund”), Cal. Health & Safety Code § 25300 et seq., (h) California Hazardous Waste Control Act, Cal. Health & Safety code § 25100 et seq., (i) Porter-Cologne Water Quality Control Act (“Porter-Cologne Act”), Cal. Water Code § 13000 et seq., (j) Hazardous Waste Disposal Land Use Law, Cal. Health & Safety codes § 25220 et seq., (k) Safe Drinking Water and Toxic Enforcement Act of 1986 (“Proposition 65”), Cal. Health & Safety code § 25249.5 et seq., (l) Hazardous Substances Underground Storage Tank Law, Cal. Health & Safety code § 25280 et seq., (m) Air Resources Law, Cal. Health & Safety Code § 39000 et seq., and (n) regulations promulgated pursuant to said laws or any replacement thereof, or as similar terms are defined in the federal, state and local laws, statutes, regulations, orders or rules. Hazardous Materials shall also mean any and all other biohazardous wastes and substances, materials and wastes which are, or in the future become, regulated under applicable Laws for the protection of health or the environment, or which are classified as hazardous or toxic substances, materials or wastes, pollutants or contaminants, as defined, listed or regulated by any federal, state or local law, regulation or order or by common law decision, including, without limitation,

(i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) any petroleum products or fractions thereof, (iii) asbestos, (iv) polychlorinated biphenyls, (v) flammable explosives, (vi) urea formaldehyde, (vii) radioactive materials and waste, and (viii) materials and wastes that are harmful to or may threaten human health, ecology or the environment.

(b)
Notwithstanding anything to the contrary in this Lease, Tenant, at its sole cost, shall comply with all Laws relating to the storage, use and disposal of Hazardous Materials; provided, however, that Tenant shall not be responsible for contamination of the Premises by Hazardous Materials existing as of the date the Premises are delivered to Tenant (whether before or after the Lease Commencement Date) unless caused by Tenant. Landlord represents that Landlord has not received notice of any violation of Hazardous Materials laws or ordinances and knows of no other Hazardous Materials conditions except as set forth in that certain Phase I E.S.A dated as of September 9, 2012 prepared by AEI consultants (Tenant acknowledges receipt of the same prior to execution of this Lease). Tenant shall not store, use or dispose of any Hazardous Materials except for those Hazardous Materials listed in a Hazardous Materials management plan (“HMMP”) which Tenant shall deliver to Landlord upon execution of this Lease and update at least annually with Landlord which may be used, stored and disposed of provided (i) such Permitted Materials are used, stored, transported, and disposed of in strict compliance with applicable laws, (ii) such Permitted Materials shall be limited to the materials listed on and may be used only in the quantities specified in the HMMP, and (iii) Tenant shall provide Landlord with copies of all material safety data sheets and other documentation required under applicable Laws in connection with Tenant’s use of Permitted Materials as and when such documentation is provided to any regulatory authority having jurisdiction. In no event shall Tenant cause or permit to be discharged into the plumbing or sewage system of the Building or onto the land underlying or adjacent to the Building any Hazardous Materials. Tenant shall be solely responsible for and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys’ fees and costs, arising out of or in connection with Tenant’s storage, use and/or disposal of Hazardous Materials. If the presence of Hazardous Materials on the Premises caused or permitted by Tenant results in contamination or deterioration of water or soil, then Tenant shall promptly take any and all action necessary to clean up such contamination, but the foregoing shall in no event be deemed to constitute permission by Landlord to allow the presence of such Hazardous Materials. At any time prior to the expiration of the Lease Term if Tenant has a reasonable basis to suspect that there has been any release or the presence of Hazardous Materials in the ground or ground water on the Premises which did not exist upon commencement of the Lease Term, Tenant shall have the right to conduct appropriate tests of water and soil and to deliver to Landlord the results of such tests to demonstrate that no contamination in excess of permitted levels has occurred as a result of Tenant’s use of the Premises. Tenant shall further be solely responsible for, and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys’ fees and costs, arising out of or in connection with any removal, cleanup and restoration work and materials required hereunder to return the Premises and any other property of whatever nature to their condition existing prior to the appearance of the Hazardous Materials.

(c)
Tenant represents and warrants to Landlord that is not nor has it been, in connection with the use, disposal or storage of Hazardous Materials, (a) subject to a material enforcement order issued by any Governmental Authority or (b) required to take any remedial action.

(d)
At any time, and from time to time, prior to the expiration of the Term, Landlord shall have the right to conduct appropriate tests of the Property or any portion thereof to demonstrate that Hazardous Materials are present or that contamination has occurred due to the acts or omissions of a Tenant Party. Tenant shall pay all reasonable costs of such tests if such tests reveal that Hazardous Materials exist at the Property in violation of this Lease.

(e)
If underground or other storage tanks storing Hazardous Materials installed or utilized by Tenant are located on the Premises, or are hereafter placed on the Premises by Tenant (or by any other party, if such storage tanks are utilized by Tenant), then Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other steps necessary or required under the Applicable Laws. Tenant shall have no responsibility or liability for underground or other storage tanks installed by anyone other than Tenant unless Tenant utilizes such underground or other storage tanks, in which case Tenant’s responsibilities for such tanks are as set forth in this Section.

(f)
Tenant shall promptly report to Landlord any actual or suspected presence of mold or water intrusion at the Premises.

(g)
Tenant’s obligations under this Article shall survive the expiration or earlier termination of the Lease. During any period of time needed by Tenant or Landlord after the termination of this Lease to complete the removal from the Premises of any such Hazardous Materials, Tenant shall be deemed a holdover tenant.

(h)
Upon termination or expiration of the Lease Term, Tenant at its sole expense shall cause all Hazardous Materials placed in or about the Premises, the Building and/or the Property by Tenant or any of the Tenant Parties, and all installations (whether interior or exterior) made by or on behalf of Tenant or any of the Tenant Parties relating to the storage, use, disposal or transportation of Hazardous Materials to be removed from the property and transported for use, storage or disposal in accordance and compliance with all Laws and other requirements respecting Hazardous Materials used or permitted to be used by Tenant. At least thirty (30) days prior to Tenant's surrender of possession of any part of the Premises, Tenant shall provide Landlord with a facility decommissioning and Hazardous Materials closure plan for the Premises ("Exit Survey") prepared by an independent third party state- certified professional with appropriate expertise, which Exit Survey must be reasonably acceptable to Landlord. The Exit Survey shall comply with the American National Standards Institute's Laboratory Decommissioning guidelines (ANSI/AIHA Z9.11-2008) or any successor standards published by ANSI or any successor organization (or, if ANSI and its successors no longer exist, a similar entity publishing similar standards). In addition, at least ten (10) days prior to Tenant's surrender of possession of any part of the Premises, Tenant shall (a) provide Landlord with written evidence of all appropriate governmental releases obtained by Tenant in accordance with Applicable Laws, including laws pertaining to the surrender of the Premises, (b) place Laboratory Equipment Decontamination Forms on all decommissioned equipment to assure safe occupancy by future users and (c) conduct a site inspection with Landlord. In addition, Tenant agrees to remain responsible after the surrender of the Premises for the remediation of any recognized environmental conditions set forth in the Exit Survey and comply with any recommendations set forth in the Exit Survey. Tenant's obligations under this Section shall survive the expiration or earlier termination of the Lease. In addition, if Landlord reasonably believes that Tenant has caused or permitted contamination of the Premises or Property, then at Landlord’s request, prior to vacating the Premises, Tenant shall undertake and submit to Landlord an environmental site assessment from an environmental consulting company reasonably acceptable to Landlord which site assessment shall evidence Tenant’s compliance with this Paragraph 4.11.
(i)
At any time prior to expiration of the Lease Term, subject to reasonable prior notice (not less than forty-eight (48) hours) and Tenant’s reasonable security requirements and provided such activities do not unreasonably interfere with the conduct of Tenant’s business at the Premises, Landlord shall have the right to enter in and upon the Property, Building and Premises in order to conduct appropriate tests of water and soil to determine whether levels of any Hazardous Materials in excess of legally permissible levels has occurred as a result of Tenant’s use thereof. Landlord shall furnish copies of all such test results and reports to Tenant and, at Tenant’s option and cost, shall permit split sampling for testing and analysis by Tenant. Such testing shall be at Tenant’s expense if Landlord has a reasonable basis for suspecting and confirms the presence of Hazardous Materials in the soil or surface or ground water in, on, under, or about the Property, the Building or the Premises, which has been caused by or resulted from the activities of Tenant or any of the Tenant Parties.

(j)
Landlord may voluntarily cooperate in a reasonable manner with the efforts of all governmental agencies in reducing actual or potential environmental damage. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such voluntary cooperation, nor for any required compliance. Tenant agrees at all times to cooperate fully with the requirements and recommendations of governmental agencies regulating, or otherwise involved in, the protection of the environment.

(k)
Landlord represents and warrants to Tenant that to Landlord’s “actual knowledge” as of the date of this Lease, Landlord has not received notice of any Hazardous Materials in the Premises in amounts or levels that currently violate any environmental law. As used in this previous sentence, “actual knowledge” means the personal knowledge of Mike Embree, in her capacity as an employee of Landlord, with no duty of investigation or inquiry. Landlord shall indemnify and hold Tenant and Tenant’s employees, agents, successors and assigns harmless from and against all claims, costs and liabilities caused directly from the presence, leakage, escape, emanation, migration or release of any Hazardous Materials originating on, under, or above the Premises that (i) existed before Landlord delivers possession of the Premises to Tenant for which Landlord is responsible for the release of the Hazardous Materials under applicable law, or (ii) which were directly caused by Landlord’s gross negligence or willful misconduct. With respect to any Hazardous Materials on, under, or above the Premises for which Landlord is not responsible for the release of the Hazardous Materials under applicable law, Landlord shall promptly and diligently pursue its right to corrective action from the responsible third party.

4.12 Rules And Regulations. Landlord shall have the right from time to time to establish reasonable rules and regulations and/or amendments or additions thereto respecting the use, care and orderly management of the Premises, Building and the Property. Upon delivery to Tenant of a copy of such rules and regulations or any amendments or additions thereto, Tenant shall comply with such rules and regulations. A violation by Tenant of any of such rules and regulations shall constitute a default by Tenant under this Lease. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible or liable to Tenant for the violation of such rules and regulations by any other tenant of the Property.

4.13 Reservations. Landlord reserves the right from time to time to grant, without the consent or joinder of Tenant, such easements, rights of way and dedications that Landlord deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights of way and dedications do not unreasonably interfere with the use of the Premises by Tenant. Tenant agrees to execute any documents reasonably requested by Landlord to effectuate any such easement rights, dedications, maps or restrictions.

ARTICLE V

REPAIRS, MAINTENANCE, SERVICES AND UTILITIES

5.1 Repair And Maintenance. Except in the case of damage to or destruction of the Premises, the Building, the Outside Areas or the Property caused by an act of God or other peril, in which case the provisions of Article 10 shall control, the parties shall have the following obligations and responsibilities with respect to the repair and maintenance of the Premises, the Building, the Outside Areas, and the Property.

(a)
Tenant’s Obligations. Tenant shall, at all times during the Lease Term and at its sole cost and expense, regularly clean and continuously keep and maintain in good order, condition and repair the Premises and every part thereof including, without limiting the generality of the foregoing, (i) all walls, floors and ceilings, (ii) all windows, doors and skylights, (iii) all electrical wiring, conduits, connectors and fixtures, (iv) all HVAC, plumbing, pipes, sinks, toilets, faucets and drains, (v) all lighting fixtures, bulbs and lamps, elevators, (vi) all Outside Areas, including parking areas, sidewalks, driveways and entranceways to the Premises, subject to Landlord’s obligations to cure any properly noticed Non- Compliant Condition in accordance with Section 2.5 above. Tenant shall, at all times during the Lease Term, keep in a clean and safe condition the Outside Areas and interior of the premises, including regular janitorial service. Tenant shall, at its sole cost and expense, repair all damage to the Premises, the

Building, the Outside Areas or the Property caused by the activities of Tenant, its employees, invitees or contractors or any of the Tenant Parties promptly following written notice from Landlord to so repair such damages. If Tenant shall fail to perform the required maintenance or fail to make repairs required of it pursuant to this paragraph within thirty (30) days following notice from Landlord to do so (or such shorter period if there is a threat of damage or injury to person or property), then Landlord may, at its election and without waiving any other remedy it may otherwise have under this Lease or at Law, perform such maintenance or make such repairs and charge to Tenant, as Additional Rent, the costs so incurred by Landlord for same. All glass within or a part of the Premises, both interior and exterior, is at the sole risk of Tenant and any broken glass shall promptly be replaced by Tenant at Tenant’s expense with glass of the same kind, size and quality.

(b)
Landlord’s Obligation. Landlord shall, at all times during the Lease Term, maintain in good condition and repair the foundation, slabs, roof structure, load-bearing and structural elements of walls of the Building (excluding paint and fascia), and any other items of a capital nature, as reasonably determined by Landlord. Landlord may inspect and perform periodic maintenance on the roof of the Premises and include the cost thereof as Operating Expenses, chargeable to Tenant. The provisions of this subparagraph (b) shall in no way limit the right of Landlord to charge to Tenant, as Additional Rent pursuant to Article 3 (to the extent permitted pursuant to Article 3), the costs incurred by Landlord in performing such maintenance and/or making such repairs. Initially during the Warranty Period, Landlord shall hire, a HVAC contractor to regularly and periodically inspect and perform required maintenance on the HVAC equipment and systems serving the Premises and charge to Tenant, as Operating Expenses, the cost thereof. Landlord may, at Landlord’s election, require Tenant to contract in its own name for such regular and periodic inspections of and maintenance on such HVAC equipment and systems (no less frequently than every three months).

5.2 Utilities. Tenant shall arrange at its sole cost and expense and in its own name, for the supply of water, gas and electricity to the Premises. In the event that such services are not separately metered, Tenant shall, at its sole expense, cause such meters to be installed. Tenant shall be responsible for determining if the local supplier of water, gas and electricity can supply the needs of Tenant and whether or not the existing water, gas and electrical distribution systems within the Building and the Premises are adequate for Tenant’s needs. Tenant shall be responsible for determining if the existing sanitary and storm sewer systems now servicing the Premises and the Property are adequate for Tenant’s needs. Tenant shall pay all charges for water, gas, electricity and storm and sanitary sewer services as so supplied to the Premises, irrespective of whether or not the services are maintained in Landlord’s or Tenant’s name, and any bills or invoices for such charges that are delivered to Landlord will be promptly delivered to Tenant.

5.3 Security. Tenant acknowledges that Landlord has not undertaken any duty whatsoever to provide security for the Premises, the Building, the Outside Areas or the Property and, accordingly, Landlord is not responsible for the security of same or the protection of Tenant’s property or Tenant’s employees, invitees, or contractors from any cause whatsoever, including but not limited to criminal and/or terrorist acts. To the extent Tenant determines that such security or protection services are advisable or necessary, Tenant shall arrange for and pay the costs of providing same. In the event Landlord in its sole and absolute discretion agrees to provide any security services, whether it be guard service or access systems or otherwise, Landlord shall do so strictly as an accommodation to Tenant and Landlord shall have no liability whatsoever in connection therewith, whether it be for failure to maintain the secure access system, or for failure of the guard service to provide adequate security, or otherwise. Without limitation, Paragraph 8.1 below is intended by Tenant and Landlord to apply to this

Paragraph 5.3.

5.4 Energy And Resource Consumption. Landlord may voluntarily cooperate in a reasonable manner with the efforts of governmental agencies and/or utility suppliers in reducing energy or other resource consumption within the Property. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such cooperation. Tenant agrees at all times to cooperate fully with Landlord and to abide by all reasonable rules established by Landlord (i) in order to maximize the efficient operation of the electrical and HVAC systems and all other energy or other resource consumption systems with the Property and/or (ii) in order to comply with the recommendations of utility suppliers and governmental agencies regulating the consumption of energy and/or other resources.

5.5 Limitation Of Landlord’s Liability. Landlord shall not be liable to Tenant for injury to Tenant or any of the Tenant Parties, or damage to property of Tenant or any Tenant Parties, or loss of Tenant’s or any Tenant Parties’ business or profits, nor shall Tenant be entitled to terminate this Lease or to any reduction in or abatement of Rent by reason of (i) Landlord’s failure to provide security services or systems within the Property for the protection of the Premises, the Building or the Outside Areas, or the protection of Tenant’s property or any of the Tenant Parties, or (ii) Landlord’s failure to perform any maintenance or repairs to the Premises, the Building, the Outside Areas or the Property until Tenant shall have first notified Landlord, in writing, of the need for such maintenance or repairs, and then only after Landlord shall have had a reasonable period of time following its receipt of such notice within which to perform such maintenance or repairs, or (iii) any failure, interruption, rationing or other curtailment in the supply of water, electric current, gas or other utility service to the Premises, the Building, the Outside Areas or the Property from whatever cause (other than Landlord’s active gross negligence or willful misconduct), or (iv) the unauthorized intrusion or entry into the Premises by third parties (other than Landlord).

ARTICLE VI ALTERATIONS AND IMPROVEMENTS

6.1 By Tenant. Tenant shall not make any Modifications, Alterations, or Improvements (defined below) to the Premises until Landlord shall have first approved, in writing, the plans and specifications therefor, which approval may be withheld in Landlord’s sole discretion as to Modifications, Alterations, or Improvements which materially and adversely affect the Building structure or materially and adversely affect Building systems, and otherwise such approval shall not be unreasonably withheld, conditioned or delayed. Tenant’s written request shall also contain a request for Landlord to elect whether or not it will require Tenant to remove the subject Modifications, Alterations, or Improvements at the expiration or earlier termination of this Lease. If such additional request is not included, Landlord may make such election no later than 60 days prior to the expiration or earlier termination of this Lease (and for purposes of Tenant’s removal obligations set forth in Paragraph 2.6 above, Landlord shall be deemed to have made the election at the time the alterations, modifications or improvements were completed). Notwithstanding the foregoing, Tenant shall have the right without Landlord’s consent but upon prior notice to Landlord, to make strictly cosmetic, non-structural additions and alterations to the Premises that do not affect the exterior of the Building, the Building systems or the Building structure.

All such Modifications, Alterations or Improvements, once so approved (if approval required), shall be made, constructed or installed by Tenant at Tenant’s expense (including all permit fees and governmental charges related thereto), using a licensed contractor first approved by Landlord, in substantial compliance with the Landlord-approved plans and specifications therefor. All work undertaken by Tenant shall be done in accordance with all Laws (defined in Article 13) and Restrictions (defined in Article 13) and in a good and workmanlike manner using new materials of good quality. Tenant shall not commence the making of any such Modifications, Alterations, or Improvements until (i) any and all required governmental approvals and permits shall have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant shall have given Landlord at least five (5) business days prior written notice of its intention to commence such work so that Landlord may post and file notices of non-responsibility, and (iv) if requested by Landlord, Tenant shall have obtained contingent liability and broad form builder’s risk insurance in an amount satisfactory to Landlord in its reasonable discretion to cover any perils relating to the proposed work not covered by insurance carried by Tenant pursuant to Article 9. In no event shall Tenant make any Modification, Alterations or Improvements whatsoever to the Outside Areas or the exterior or structural components of the Building including, without limitation, any cuts or penetrations in the floor, roof, or exterior or load-bearing walls of the Premises. As used in this Article, the term “Modifications, Alterations or Improvements” shall mean any alteration, modification or improvement to the Premises, Building or the Property, including, without limitation, the installation of additional electrical outlets, overhead lighting fixtures, drains, sinks, partitions, doorways, or the like.

6.2 Ownership Of Improvements. All Modifications, Alterations and Improvements made or added to the Premises by Tenant (other than Tenant’s inventory, equipment, movable furniture, wall decorations and trade fixtures) shall be deemed real property and a part of the Premises, but shall remain the property of Tenant during the Lease, and Tenant hereby covenants and agrees not to grant a security interest in any such items to any party other than Landlord. Any such Modifications, Alterations or Improvements, once completed, shall not be altered or removed from the Premises during the Lease Term without Landlord’s written approval first obtained in accordance with the provisions of Paragraph 6.1 above. At the expiration or sooner termination of this Lease, all such Modifications, Alterations and Improvements other than Tenant’s inventory, equipment, movable furniture, wall decorations and trade fixtures, shall automatically become the property of Landlord and shall be surrendered to Landlord as part of the Premises as required pursuant to Article 2, unless Landlord shall require Tenant to remove any of such Modifications, Alterations or Improvements in accordance with the provisions of Article 2, in which case Tenant shall so remove same. Landlord shall have no obligations to reimburse Tenant for all or any portion of the cost or value of any such Modifications, Alterations or Improvements so surrendered to Landlord. All Modifications, Alterations or Improvements which are installed or constructed on or attached to the Premises by Landlord and/or at Landlord’s expense shall be deemed real property and a part of the Premises and shall be property of Landlord. All lighting, plumbing, electrical, and HVAC fixtures, partitioning, window coverings, wall coverings and floor coverings installed by Tenant shall be deemed improvements to the Premises and not trade fixtures of Tenant.

6.3 Alterations Required By Law. Tenant at its sole cost shall make all Modifications, Alterations and Improvements to the Premises, the Building, the Outside Areas or the Property that are required by any Law because of (i) Tenant’s use or occupancy of the Premises, the Building, the Outside Areas or the Property, (ii) Tenant’s application for any permit or governmental approval, or (iii) Tenant’s making of any Modifications, Alterations or Improvements to or within the Premises. If Landlord shall, at any time during the Lease Term, be required by any governmental authority to make any Modifications, Alterations or Improvements to the Building or the Property, the cost incurred by Landlord in making such Modifications, Alterations or Improvements, including interest at a rate equal to the Standard Interest Rate, shall be amortized by Landlord over the useful life of such Modifications, Alterations or Improvements, as determined in accordance with generally accepted accounting principles, and the monthly amortized cost of such modifications, alterations and improvements as so amortized shall be considered a Property Maintenance Cost.

6.4 Liens. Tenant shall keep the Property and every part thereof free from any lien, and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to the Property. If any such claim of lien is recorded against Tenant’s interest in this Lease, the Property or any part thereof, Tenant shall bond against, discharge or otherwise cause such lien to be entirely released within ten (10) days after the same has been recorded. Tenant’s failure to do so shall be conclusively deemed a material default under the terms of this Lease.

ARTICLE VII

ASSIGNMENT AND SUBLETTING BY TENANT

7.1 By Tenant. Tenant shall not sublet the Premises or any portion thereof or assign its interest in this Lease, or permit the occupancy of the Premises by any person or entity other than Tenant, whether voluntarily or by operation of Law, without Landlord’s prior written consent which shall not be unreasonably withheld, conditioned or delayed. Any attempted subletting or assignment, or occupancy of the Premises by any person or entity other than Tenant, without Landlord’s prior written consent, at Landlord’s election, shall constitute a default by Tenant under the terms of this Lease. The acceptance of

Rent by Landlord from any person or entity other than Tenant, or the acceptance of rent by Landlord from Tenant with knowledge of a violation of the provisions of this paragraph, shall not be deemed to be a waiver by Landlord of any provision of this Article or this Lease or to be a consent to any subletting by Tenant or any assignment of Tenant’s interest in this Lease. Without limiting the circumstances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:

(a)
the proposed assignee or sublessee is a governmental agency;

(b)
in Landlord’s reasonable judgment, the use of the Premises by the proposed assignee or sublessee would involve occupancy other than for a Permitted Use;

(c)
in Landlord’s reasonable judgment, the credit-worthiness of the proposed assignee is less than that of Tenant or does not meet the credit standards applied by Landlord;

(d)
intentionally omitted;

(e)
Landlord (or any of its affiliates) has experienced a previous default by or is in litigation with the proposed assignee or sublessee (or any of their affiliates);

(f)
in Landlord’s reasonable judgment, the Premises, or the relevant part thereof, will be used in a manner that will violate any negative covenant as to use contained in this Lease;

(g)
the use of the Premises by the proposed assignee or sublessee will violate any Law or Restriction;

(h)
the proposed assignee or sublessee is a tenant at the Property and Landlord has comparable space then available;

(i)
the proposed assignment or sublease fails to include all of the terms and provisions required to be included therein pursuant to this Article 7;

(j)
Tenant is in default of any obligation of Tenant under this Lease after receipt of written notice, or Tenant has defaulted under this Lease on three or more occasions during the 12 months preceding the date that Tenant shall request consent; or

(k)
in the case of a subletting of less than the entire Premises, if the subletting would result in the division of the Premises into more than two subparcels or would require improvements to be made outside of the Premises.

7.2 Merger, Reorganization, or Sale of Assets. Any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer in the aggregate over the Lease Term of a Controlling Percentage of the capital stock of or other equity interests in Tenant, or the sale or transfer of all or a substantial portion of the assets of Tenant, shall be deemed a voluntary assignment of Tenant’s interest in this Lease. The phrase “Controlling Percentage” means the direct or indirect ownership of or right to vote (i) stock possessing more than fifty percent of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding and entitled to vote for the election of directors, or (ii) equity interests possessing the ability to direct the management of Tenant. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of Law, of any general partner, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant’s interest in this Lease. Tenant shall have the right, without Landlord’s consent, but upon ten (10) business days’ prior written notice to Landlord, to either (a) sublet all or part of the Premises, or (b) to assign all of this Lease (each, a

“Permitted Transfer”), to any related corporation or other entity that controls Tenant, is controlled by Tenant or is under common control with Tenant (any such entity hereinafter referred to as a "Permitted Transferee"). In addition to the foregoing requirements, in order to be a Permitted Transfer, (1) the tangible net worth of the Permitted Transferee must be equal to or greater than the tangible net worth of Tenant as of the Effective Date or the time of transfer, whichever is greater; (2) the Permitted Transferee must continue to occupy and use the entire Premises for the Permitted Use, (3) Tenant is not in default at the time of the Permitted Transfer beyond any applicable notice and cure periods, and, (4) such Permitted Transferee assumes all of the obligations and liabilities of Tenant hereunder. For the purpose of this Section (i) "control" shall mean ownership of not less than fifty percent (50%) of all voting stock or legal and equitable voting interest in such corporation or entity, and (ii) "tangible net worth" shall mean the excess of the value of tangible assets (i.e. assets excluding those which are intangible such as goodwill, patents and trademarks) over liabilities. A Permitted Transfer shall not relieve Tenant of its obligations under this Lease. Tenant shall not be allowed to transfer its interest under this Lease as part of a fraud or subterfuge to intentionally avoid its obligations under this Lease (for example, transferring its interest to a shell corporation that subsequently files a bankruptcy), and any such transfer shall constitute an event of default hereunder. Any change in control of Tenant resulting from a merger, consolidation, or a transfer of partnership or membership interests, a stock transfer, or any sale of substantially all of the assets of Tenant that do not meet the requirements of this Section shall be deemed a transfer that requires Landlord’s prior written consent as set forth in the Section above. Upon Landlord’s request from time to time, Tenant shall promptly provide Landlord with a statement certified by the Tenant’s chief executive officer or chief financial officer, which shall provide the following information: (a) the names of all of Tenant’s shareholders and their ownership interests at the time thereof, provided Tenant’s shares are not publicly traded; (b) the state in which Tenant is incorporated; (c) the location of Tenant’s principal place of business; (d) information regarding a material change in the corporate structure of Tenant, including, without limitation, a merger or consolidation; and (e) any other information regarding Tenant’s ownership that Landlord reasonably requests. In the event of an acquisition by one entity of the Controlling Percentage of the capital stock of Tenant where this Lease is not assigned to and assumed in full by such entity, it shall be a condition to Landlord’s consent to such change in control that such entity acquiring the Controlling Percentage assume, as a primary obligor, all rights and obligations of Tenant under this Lease (and such entity shall execute all documents reasonably required to effectuate such assumption).

7.3 Landlord’s Election. If Tenant shall desire to assign its interest under the Lease or to sublet the Premises, Tenant must first notify Landlord, in writing, of its intent to so assign or sublet, at least thirty (30) days in advance of taking any action with respect thereto. Once Tenant (or Landlord or both pursuant to the joint marketing election described below) has identified a potential assignee or sublessee, Tenant shall notify Landlord, in writing, of its intent to so assign or sublet, at least thirty (30) days in advance of the date it intends to so assign its interest in this Lease or sublet the Premises but not sooner than one hundred eighty (180) days in advance of such date, specifying in detail the terms of such proposed assignment or subletting, including the name of the proposed assignee or sublessee, the proposed assignee’s or sublessee’s intended use of the Premises, current financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with generally accepted accounting principles) of such proposed assignee or sublessee, the form of documents to be used in effectuating such assignment or subletting and such other information as Landlord may reasonably request. Landlord shall have a period of ten (10) business days following receipt of such notice and the required information within which to do one of the following: (i) consent to such requested assignment or subletting subject to Tenant’s compliance with the conditions set forth in Paragraph 7.4 below, or (ii) refuse to so consent to such requested assignment or subletting, provided that such consent shall not be unreasonably refused, or (iii) terminate this Lease as to the entirety of the Premises, or, at Landlord’s sole option, as to only such portion of the Premises as is the subject of the proposed assignment or subletting (such termination to be effective either (A) on the date specified in Tenant’s notice as the intended effective date of the assignment or subletting, or (B) on such tenth (10th) business day after receipt of Tenant’s notice, at Landlord’s option). During such ten (10) business day period, Tenant covenants and agrees to supply to Landlord, upon request, all necessary or relevant information which Landlord may reasonably request respecting such proposed assignment or subletting and/or the proposed assignee or sublessee. In the event of an election by Landlord under clause (iii) above, Landlord shall have the right to enter into a direct lease with the proposed assignee or sublessee without payment of any consideration to Tenant. In addition, in the event Tenant desires to sublease all or a portion of the Premises, Landlord shall have the right to elect to jointly market with Tenant the applicable portion (including all) of the Premises for subleasing and/or direct leasing, such joint marketing election to be made, if at all, in writing and delivered to Tenant during the thirty (30) day period described in the first sentence of this Paragraph 7.3.

7.4 Conditions To Landlord’s Consent. If Landlord elects to consent, or shall have been ordered to so consent by a court of competent jurisdiction, to such requested assignment or subletting, such consent shall be expressly conditioned upon the occurrence of each of the conditions below set forth, and any purported assignment or subletting made or ordered prior to the full and complete satisfaction of each of the following conditions shall be void and, at the election of Landlord, which election may be exercised at any time following such a purported assignment or subletting but prior to the satisfaction of each of the stated conditions, shall constitute a material default by Tenant under this Lease until cured by satisfying in full each such condition by the assignee or sublessee. The conditions are as follows:

(a)
Landlord having approved in form and substance the assignment or sublease agreement and any ancillary documents, which approval shall not be unreasonably withheld by Landlord if the requirements of this Article 7 are otherwise complied with.

(b)
Each such sublessee or assignee having agreed, in writing satisfactory to Landlord and its counsel and for the benefit of Landlord, to assume, to be bound by, and to perform the obligations of this Lease to be performed by Tenant which relate to space being subleased.

(c)
Tenant having fully and completely performed all of its obligations under the terms of this Lease through and including the date of such assignment or subletting.

(d)
Tenant having reimbursed to Landlord all reasonable costs and reasonable attorneys’ fees incurred by Landlord in conjunction with the processing and documentation of any such requested subletting or assignment. Tenant shall be obligated to so reimburse Landlord whether or not such subletting or assignment is completed.

(e)
Tenant having delivered to Landlord a complete and fully-executed duplicate original of such sublease agreement or assignment agreement (as applicable) and all related agreements.

(f)
Tenant having paid, or having agreed in writing to pay as to future payments, to Landlord fifty percent (50%) of all Assignment Consideration and Excess Rentals to be paid to Tenant or to any other on Tenant’s behalf or for Tenant’s benefit for such assignment or subletting as follows:

i.
If Tenant assigns its interest under this Lease and if all or a portion of the consideration for such assignment is to be paid by the assignee at the time of the assignment, that Tenant shall have paid to Landlord and Landlord shall have received an amount equal to fifty percent (50%) of the Assignment Consideration so paid or to be paid (whichever is the greater) at the time of the assignment by the assignee; or

ii.
If Tenant assigns its interest under this Lease and if Tenant is to receive all or a portion of the consideration for such assignment in future installments, that Tenant and Tenant’s assignee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant’s assignee jointly agree to pay to Landlord an amount equal to fifty percent (50%) of all such future assignment consideration installments to be paid by such assignee as and when such assignment consideration is so paid; or

iii.
If Tenant subleases the Premises, that Tenant and Tenant’s sublessee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant’s sublessee jointly agree to pay to Landlord fifty percent (50%) of all Excess Rentals to be paid by such sublessee.

7.5 Assignment Consideration And Excess Rentals Defined. For purposes of this Article, including any amendment to this Article by way of addendum or other writing: (i) the term “Assignment Consideration” shall mean all consideration to be paid by the assignee to Tenant or to any other party on Tenant’s behalf or for Tenant’s benefit as consideration for such assignment, after deduction of any commissions paid by Tenant or other costs or expenses (including tenant improvements, capital improvements, building upgrades, permit fees, attorneys’ fees, and other consultants’ fees) incurred by

Tenant in connection with such assignment, and (ii) the term “Excess Rentals” shall mean all consideration to be paid by the sublessee to Tenant or to any other party on Tenant’s behalf or for Tenant’s benefit for the sublease of all or any part of the Premises in excess of the rent due to Landlord under the terms of this Lease for the portion subleased for the same period, after deduction of any commissions paid by Tenant or other costs or expenses (including tenant improvements, capital improvements, building upgrades, permit fees, attorneys’ fees, and other consultants’ fees) incurred by Tenant in connection with such sublease. Tenant agrees that the portion of any Assignment Consideration and/or Excess Rentals arising from any assignment or subletting by Tenant which is to be paid to Landlord pursuant to this Article now is and shall then be the property of Landlord and not the property of Tenant.

7.6 Payments. All payments required by this Article to be made to Landlord shall be made in cash in full as and when they become due. At the time Tenant, Tenant’s assignee or sublessee makes each such payment to Landlord, Tenant or Tenant’s assignee or sublessee, as the case may be, shall deliver to Landlord an itemized statement in reasonable detail showing the method by which the amount due Landlord was calculated and certified by the party making such payment as true and correct.

7.7 Good Faith. The rights granted to Tenant by this Article are granted in consideration of Tenant’s express covenant, which Tenant hereby makes, that all pertinent allocations which are made by Tenant between the rental value of the Premises and the value of any of Tenant’s personal property which may be conveyed or leased (or services provided) generally concurrently with and which may reasonably be considered a part of the same transaction as the permitted assignment or subletting shall be made fairly, honestly and in good faith. If Tenant shall breach this covenant, Landlord may immediately declare Tenant to be in default under the terms of this Lease and terminate this Lease and/or exercise any other rights and remedies Landlord would have under the terms of this Lease in the case of a material default by Tenant under this Lease.

7.8 Effect Of Landlord’s Consent. No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay rent and to perform all of the other obligations to be performed by Tenant hereunder, and Tenant hereby agrees as follows in connection with any assignment of this Lease:

(a)
The liability of Tenant under this Lease shall be primary, and in any right of action which shall accrue to Landlord under this Lease, Landlord may, at its option, proceed against Tenant without having commenced any action or obtained any judgment against an assignee. Tenant further agrees that it may be joined in any action against an assignee in connection with the said obligations of assignee and recovery may be had against Tenant in any such action. Tenant hereby expressly waives the benefits and defenses under California Civil Code Sections 2821, 2839, 2847, 2848, 2849 and 2855 to the fullest extent permitted by applicable law.

(b)
If an assignee is in default of its obligations under this Lease, Landlord may proceed against either Tenant or the assignee, or both, or Landlord may enforce against Tenant or the assignee any rights that Landlord has under the Lease, in equity or under applicable law. If the Lease terminates due to an assignees default or bankruptcy or similar debtor protection law, Landlord may enforce this Lease against Tenant, even if Landlord would be unable to enforce it against the assignee. Tenant specifically agrees and understands that Landlord may proceed forthwith and immediately against an assignee or against Tenant following any default by an assignee. Tenant hereby waives all benefits and defenses under California Civil Code Sections 2845, 2848, 2849 and 2850, including without limitation: (i) the right to require Landlord to proceed against an assignee, proceed against or exhaust any security that Landlord holds from an assignee or pursue any other remedy in Landlord’s power; (ii) any defense to its obligations hereunder based on the termination or limitation of an assignee’s liability; and
(iii)
all notices of the existence, creation, or incurring of new or additional obligations. Landlord shall have the right to enforce this Lease regardless of the release or discharge of an assignee by Landlord or by operation of any law relating to protection of debtors, bankruptcy, assignments for the benefit of creditors, or insolvency.

(c)
The obligations of Tenant under this Lease shall remain in full force and effect and Tenant shall not be discharged or limited by any of the following events with respect to an assignee or Tenant: (i) insolvency, bankruptcy, reorganization arrangement, adjustment, composition, assignment for the benefits of creditors, liquidation, winding up or dissolution (each a “Financial Proceeding”); of (ii) any merger, acquisition, consolidation or change in entity structure, or any sale, lease, transfer, or other disposition of any entity’s assets, or any sale or other transfer of interests in the entity (each an “Event of Reorganization”); or (iii) any sale, exchange, assignment, hypothecation or other transfer, in whole or in part, of Landlord’s interest in the Premises or the Lease. Without limiting the foregoing, Tenant hereby expressly waives the benefits and defenses under any statute or judicial decision (including but not limited to the case styled In Re Arden, 176 F. 3d 1226 (9th Cir. 1999)) that would otherwise (i.e., were it not for such waiver) permit Tenant to claim or obtain the benefit of any so called “capped claim” available to an assignee in any Financial Proceeding. If all or any portion of the obligations guaranteed hereunder are paid or performed and all or any part of such payment or performance is avoided or recovered, directly or indirectly, from Landlord as a preference, fraudulent transfer or otherwise, then Tenant’s obligations hereunder shall continue and remain in full force and effect as to any such avoided or recovered payment or performance.

(d)
The provisions of this Lease may be changed by agreement between Landlord and an assignee without the consent of or notice to Tenant. This Lease may be assigned by Landlord or an assignee, and the Premises, or a portion thereof, may be sublet by an assignee, all in accordance with the provisions of this Lease, without the consent of or notice to Tenant. Tenant shall remain primarily liable for the performance of the Lease so assigned. Without limiting the generality of the foregoing, Tenant waives the rights and benefits of California Civil Code Sections 2819 and 2820 with respect to any change to the Lease between Landlord and an assignee, and agrees that by doing so Tenant’s liability shall continue even if (i) Landlord and an assignee alter any Lease obligations, or (ii) Tenant’s remedies or rights against an assignee are impaired or suspended without Tenant’s consent by such alteration of Lease obligations.

(e)
Consent by Landlord to one or more assignments of Tenant’s interest in this Lease or to one or more sublettings of the Premises shall not be deemed to be a consent to any subsequent assignment or subletting. No subtenant shall have any right to assign its sublease or to further sublet any portion of the sublet premises or to permit any portion of the sublet premises to be used or occupied by any other party. No sublease may be terminated or modified without Landlord’s prior written consent. If Landlord shall have been ordered by a court of competent jurisdiction to consent to a requested assignment or subletting, or such an assignment or subletting shall have been ordered by a court of competent jurisdiction over the objection of Landlord, such assignment or subletting shall not be binding between the assignee (or sublessee) and Landlord until such time as all conditions set forth in Paragraph

7.4 above have been fully satisfied (to the extent not then satisfied) by the assignee or sublessee,

including, without limitation, the payment to Landlord of all agreed Assignment Considerations and/or Excess Rentals then due Landlord. Upon a default beyond any applicable notice and cure period, while a sublease is in effect, Landlord may collect directly from the sublessee all sums becoming due to Tenant under the sublease and apply this amount against any sums due Landlord by Tenant, and Tenant authorizes and directs any sublessee to make payments directly to Landlord upon notice from Landlord. No direct collection by Landlord from any sublessee shall constitute a novation or release of Tenant or any guarantor, a consent to the sublease or a waiver of the covenant prohibiting subleases. Landlord, as Tenant’s agent, may endorse any check, draft or other instrument payable to Tenant for sums due under a sublease, and apply the proceeds in accordance with this Lease; this agency is coupled with an interest and is irrevocable.

ARTICLE VIII

LIMITATION ON LANDLORD’S LIABILITY AND INDEMNITY

8.1 Limitation On Landlord’s Liability And Release. Landlord shall not be liable to Tenant for, and Tenant hereby releases and waives all claims and rights of recovery against Landlord and its partners, principals, members, managers, officers, agents, employees, lenders, attorneys, contractors, invitees, consultants, predecessors, successors and assigns (including without limitation prior and subsequent owners of the Property or portions thereof) (collectively, the “Landlord Indemnitees”) from, any and all liability, whether in contract, tort or on any other basis, for any injury to or any damage sustained by Tenant or any of the Tenant Parties, any damage to property of Tenant or any of the Tenant Parties, or any loss to business, loss of profits or other financial loss of Tenant or any of the Tenant Parties resulting from or arising out of, the management of, the repair or maintenance of, the protection of, the supply of services or utilities to, the damage in or destruction of the Premises, the Building, the Property or the Outside Areas, including without limitation (i) the failure, interruption, rationing or other curtailment or cessation in the supply of electricity, water, gas or other utility service to the Property, the Building or the Premises; (ii) the vandalism or forcible entry into the Building or the Premises; (iii) the penetration of water into or onto any portion of the Building or the Premises; (iv) the failure to provide security and/or adequate lighting in or about the Property, the Building or the Premises, (v) the existence of any design or construction defects within the Property, the Building or the Premises; (vi) the failure of any mechanical systems to function properly (such as the HVAC systems); (vii) the blockage of access to any portion of the Property, the Building or the Premises, except that Tenant does not so release Landlord from such liability to the extent such damage was proximately caused by Landlord’s active gross negligence, willful misconduct, or Landlord’s failure to perform an obligation expressly undertaken by Landlord pursuant to this Lease after a reasonable period of time shall have lapsed following receipt of written notice from Tenant to so perform such obligation. In this regard, Tenant acknowledges that it is fully apprised of the provisions of Law relating to releases, and particularly to those provisions contained in Section 1542 of the California Civil Code which reads as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release, and that if known by him or her would have materially affected his or her settlement with the debtor or released party.”

Notwithstanding such statutory provision, and for the purpose of implementing a full and complete release and discharge, Tenant hereby (i) waives the benefit of such statutory provision and (ii) acknowledges that, subject to the exceptions specifically set forth herein, the release and discharge set forth in this paragraph is a full and complete settlement and release and discharge of all claims and is intended to include in its effect, without limitation, all claims which Tenant, as of the date hereof, does not know of or suspect to exist in its favor.

8.2 Tenant’s Indemnification Of Landlord. Tenant shall defend with competent counsel satisfactory to Landlord any claims made or legal actions filed or threatened against the Landlord

Indemnitees with respect to the violation of any Law, or the death, bodily injury, personal injury, property damage, or interference with contractual or property rights suffered by any third party occurring within the Premises or resulting from the use or occupancy by Tenant or any of the Tenant Parties of the Premises, the Building or the Outside Areas, or resulting from the activities of Tenant or any of the Tenant Parties in or about the Premises, the Building, the Outside Areas or the Property, and Tenant shall indemnify and hold the Landlord Indemnitees harmless from any loss liability, penalties, or expense whatsoever (including any loss attributable to vacant space which otherwise would have been leased, but for such activities) resulting therefrom, except to the extent proximately caused by the active gross negligence or willful misconduct of Landlord. This indemnity agreement shall survive the expiration or sooner termination of this Lease.

8.3 Landlord’s Indemnification of Tenant. Subject to the Tenant’s insurance coverages required hereunder, the waiver of subrogation, and Section 8.1, and except to the extent caused by the negligence or willful misconduct of Tenant or Tenant Parties, Landlord shall indemnify, defend and save Tenant harmless from and against any and all liability, loss, cost, damage or expense, including, without limitation, court costs and reasonable attorney’s fees, imposed on Tenant by any person whomsoever in connection or with or arising solely from the gross negligence or willful misconduct of Landlord. In no event shall Landlord be liable for loss of business or consequential damages.

ARTICLE IX INSURANCE

9.1 Tenant’s Insurance. Tenant shall maintain insurance complying with all of the following:

(a)
Tenant shall procure, pay for and keep in full force and effect, at all times during the Lease Term, the following:

i.
Commercial general liability insurance insuring Tenant against liability for personal injury, bodily injury, death and damage to property occurring within the Premises, or resulting from Tenant’s use or occupancy of the Premises, the Building, the Outside Areas or the Property, or resulting from Tenant’s activities in or about the Premises or the Property, with coverage in an amount equal to Tenant’s Required Liability Coverage (as set forth in Article 1), which insurance shall contain “blanket contractual liability” and “broad form property damage” endorsements insuring Tenant’s performance of Tenant’s obligations to indemnify Landlord as contained in this Lease.

ii.
Fire and property damage insurance in “special form” coverage insuring Tenant against loss from physical damage to Tenant’s personal property, inventory, trade fixtures and improvements within the Premises with coverage for the full actual replacement cost thereof;

iii.
Business income/extra expense insurance sufficient to pay Base Monthly Rent and Additional Rent for a period of not less than twelve (12) months;

iv.
Plate glass insurance, at actual replacement cost;

v.
Boiler and machinery insurance, to limits sufficient to restore the Building;

vi.
Product liability insurance (including, without limitation, if food and/or beverages are distributed, sold and/or consumed within the Premises, to the extent obtainable, coverage for liability arising out of the distribution, sale, use or consumption of food and/or beverages (including alcoholic beverages,

if applicable) at the Premises for not less than Tenant’s Required Liability Coverage (as set forth in Article 1);

vii.
Workers’ compensation insurance (statutory coverage) with employer’s liability in amounts not less than $1,000,000 insurance sufficient to comply with all laws; and

viii.
With respect to making of any Modifications, Alterations or Improvements or the like undertaken by Tenant, course of construction, commercial general liability, automobile liability and workers’ compensation (to be carried by Tenant’s contractor), in an amount and with coverage reasonably satisfactory to Landlord.

ix.
Pollution Legal Liability insurance is required if Tenant stores, handles, generates or treats Hazardous Materials, as determined solely by Landlord, on or about the Premises. Such coverage shall include bodily injury, sickness, disease, death or mental anguish or shock sustained by any person; property damage including physical injury to or destruction of tangible property including the resulting loss of use thereof, clean-up costs, and the loss of use of tangible property that has not been physically injured or destroyed; and defense costs, charges and expenses incurred in the investigation, adjustment or defense of claims for such compensatory damages. Coverage shall apply to both sudden and non-sudden pollution conditions including the discharge, dispersal, release or escape of smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, liquids or gases, waste materials or other irritants, contaminants or pollutants into or upon land, the atmosphere or any watercourse or body of water. Claims-made coverage is permitted, provided the policy retroactive date is continuously maintained prior to the commencement date of this agreement, and coverage is continuously maintained during all periods in which Tenant occupies the Premises. Coverage shall be maintained with limits of not less than

$1,000,000 per incident with a $2,000,000 policy aggregate and for a period of two (2) years thereafter.

(b)
Each policy of liability insurance required to be carried by Tenant pursuant to this paragraph or actually carried by Tenant with respect to the Premises or the Property: (i) shall, except with respect to insurance required by subparagraphs (a)(ii) and (a)(viii) above, name Landlord, and such others as are designated by Landlord, as additional insureds; (ii) shall, with respect to insurance required by subparagraph (a)(ii) above, name Landlord, and such others as are designated by Landlord, as loss payees; (iii) shall be primary insurance providing that the insurer shall be liable for the full amount of the loss, up to and including the total amount of liability set forth in the declaration of coverage, without the right of contribution from or prior payment by any other insurance coverage of Landlord; (iv) shall be in a form satisfactory to Landlord; (v) shall be carried with companies reasonably acceptable to Landlord with Best’s ratings of at least A and XI; (vi) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty (30) days prior written notice to Landlord, and (vii) shall contain a so-called “severability” or “cross liability” endorsement. Each policy of property insurance maintained by Tenant with respect to the Premises or the Property or any property therein (i) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty (30) days prior written notice to Landlord and (ii) shall contain a waiver and/or a permission to waive by the insurer of any right of subrogation against Landlord, its partners, principals, members, managers, officers, employees, agents and contractors, which might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its partners, principals, members, managers, officers, employees, agents and contractors.

(c)
Prior to the time Tenant or any of its contractors enters the Premises, Tenant shall deliver to Landlord, with respect to each policy of insurance required to be carried by Tenant pursuant to this Article, a copy of such policy (appropriately authenticated by the insurer as having been issued, premium paid) or a certificate of the insurer certifying in form satisfactory to Landlord that a policy has been issued, premium paid, providing the coverage required by this Paragraph and containing the provisions specified herein. With respect to each renewal or replacement of any such insurance, the requirements of this Paragraph must be complied with not less than thirty (30) days prior to the expiration or cancellation of the policies being renewed or replaced. Landlord may, at any time and from time to time, inspect and/or copy any and all insurance policies required to be carried by Tenant pursuant to this Article. If Landlord’s Lender, insurance broker, advisor or counsel reasonably determines at any time that the amount of coverage set forth in Paragraph 9.1(a) for any policy of insurance Tenant is required to carry pursuant to this Article is not adequate, then Tenant shall increase the amount of coverage for such insurance to such greater amount as Landlord’s Lender, insurance broker, advisor or counsel reasonably deems adequate. In the event Tenant does not maintain said insurance, Landlord may, in its sole discretion and without waiving any other remedies hereunder, procure said insurance and Tenant shall pay to Landlord as Additional Rent the cost of said insurance plus a ten percent (10%) administrative fee.

9.2 Landlord’s Insurance. With respect to insurance maintained by Landlord:

(a)
Landlord shall maintain, as the minimum coverage required of it by this Lease, fire and property damage insurance in so-called special form coverage insuring Landlord (and such others as Landlord may designate) against loss from physical damage to the Building with coverage of not less than one hundred percent (100%) of the full actual replacement cost thereof and against loss of rents for a period of not less than six months. Such fire and property damage insurance, at Landlord’s election but without any requirements on Landlord’s behalf to do so, (i) may be written in so-called “all risk” form, excluding only those perils commonly excluded from such coverage by Landlord’s then property damage insurer; (ii) may provide coverage for physical damage to the improvements so insured for up to the entire full actual replacement cost thereof; (iii) may be endorsed to cover loss or damage caused by any additional perils against which Landlord may elect to insure, including earthquake and/or flood; and/or
(iv)
may provide coverage for loss of rents for a period of up to twelve months. Landlord shall not be required to cause such insurance to cover any of Tenant’s personal property, inventory, and trade fixtures, or any modifications, alterations or improvements made or constructed by Tenant to or within the Premises. Landlord shall use commercially reasonable efforts to obtain such insurance at competitive rates.

(b)
Landlord shall maintain commercial general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death, and damage to property occurring in, on or about, or resulting from the use or occupancy of the Property, or any portion thereof, in scope and amount as determined by Landlord from time to time in Landlord’s sole and absolute discretion.

(c)
Landlord may maintain any other insurance which in the opinion of its insurance broker, advisor or legal counsel is prudent to carry under the given circumstances, provided such insurance is commonly carried by owners of property similarly situated and operating under similar circumstances.

9.3 Mutual Waiver Of Subrogation. Landlord hereby releases Tenant, and Tenant hereby releases Landlord and its respective partners, principals, members, officers, agents, employees and servants, from any and all liability for loss, damage or injury to the property of the other in or about the Premises or the Property which is caused by or results from a peril or event or happening which is covered by insurance actually carried and in force at the time of the loss by the party sustaining such loss; provided, however, that such waiver shall be effective only to the extent permitted by the insurance covering such loss and to the extent such insurance is not prejudiced thereby.

ARTICLE X DAMAGE TO PREMISES

10.1 Landlord’s Duty To Restore. If the Premises, the Building or the Outside Area are damaged by any peril after the Effective Date of this Lease, Landlord shall restore the same, as and when required by this paragraph, unless this Lease is terminated by Landlord pursuant to Paragraph 10.3 or by Tenant pursuant to Paragraph 10.4. If this Lease is not so terminated, then upon the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Premises, the Building or the Outside Area, as the case may be, to the extent then allowed by law, to substantially the same condition in which it existed as of the Lease Commencement Date. Landlord’s obligation to restore shall be limited to the improvements constructed by Landlord. Landlord shall have no obligation to restore any Modifications, Alterations or Improvements made by Tenant to the Premises or any of Tenant’s personal property, inventory or trade fixtures. Upon completion of the restoration by Landlord, Tenant shall forthwith replace or fully repair all of Tenant’s personal property, inventory, trade fixtures and other improvements constructed by Tenant to like or similar conditions as existed at the time immediately prior to such damage or destruction.

10.2 Insurance Proceeds. All insurance proceeds available from the fire and property damage insurance carried by Landlord shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either Paragraph 10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss of property that is Landlord’s property or would become Landlord’s property on termination of this Lease shall be paid to and become the property of Landlord, and the remainder of such proceeds shall be paid to and become the property of Tenant. If this Lease is not terminated pursuant to either Paragraph 10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss to property that is Landlord’s property shall be paid to and become the property of Landlord, and all proceeds available from such insurance which cover loss to property which would only become the property of Landlord upon the termination of this Lease shall be paid to and remain the property of Tenant. The determination of Landlord’s property and Tenant’s property shall be made pursuant to Paragraph 6.2.

10.3 Landlord’s Right To Terminate. Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within thirty (30) days after the date of such damage or destruction:

(a)
The Building is damaged by any peril covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction (an “insured peril”) to such an extent that the estimated cost to restore the Building exceeds the lesser of (i) the insurance proceeds available from insurance actually carried by Landlord, or (ii) fifty percent of the then actual replacement cost thereof;

(b)
The Building is damaged by an uninsured peril, which peril Landlord was not required to insure against pursuant to the provisions of Article 9 of this Lease.
(c)
The Building is damaged by any peril and, because of the Laws or Restrictions then in force, the Building (i) cannot be restored at reasonable cost or (ii) if restored, cannot be used for the same use being made thereof before such damage.

10.4 Tenant’s Right To Terminate. If the Premises, the Building or the Outside Area is damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to this Article, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord’s architect or construction consultant as to when the restoration work required of Landlord may be complete. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within fifteen (15) days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:

(a)
If the time estimated to substantially complete the restoration exceeds twelve

(12) months from and after the date the architect’s or construction consultant’s written opinion is delivered; or

(b)
If the damage occurred within twelve (12) months of the last day of the Lease Term and the time estimated to substantially complete the restoration exceeds one hundred eighty days from and after the date such restoration is commenced.

Notwithstanding the foregoing, Tenant shall not have above the right to terminate this Lease if the subject damage or peril was caused by the negligence or intentional misconduct of any of the Tenant Parties, or if Tenant had been notified of a default under the Lease and such default remained uncured as of the time of the time of the casualty event or the time at which the termination would have been effective if Tenant was not then in default.

10.5 Tenant’s Waiver. Landlord and Tenant agree that the provisions of Paragraph 10.4 above, captioned “Tenant’s Right To Terminate”, are intended to supersede and replace the provisions contained in California Civil Code, Section 1932, Subdivision 2, and California Civil Code, Section 1933, and accordingly, Tenant hereby waives the provisions of such Civil Code Sections and the provisions of any successor Civil Code Sections or similar laws hereinafter enacted.

10.6 Abatement Of Rent. In the event of damage to the Premises which does not result in the termination of this Lease, then effective upon and after the expiration of the period insured by any applicable rental or business interruption insurance (the “Insured Period”), the Base Monthly Rent (and any Additional Rent) shall be temporarily abated during the period (after the Insured Period) of Landlord’s and/or Tenant’s (as applicable) restoration, in proportion in the degree to which Tenant’s use of the Premises (during the restoration period but after the Insured Period) is impaired by such damage.

ARTICLE XI CONDEMNATION

11.1 Tenant’s Right To Terminate. Except as otherwise provided in Paragraph 11.4 below regarding temporary Takings (defined below), Tenant shall have the option to terminate this Lease if, as a result of any Taking (defined below), (i) all of the Premises is Taken (defined below), or (ii) twenty-five percent (25%) or more of the Premises is Taken and the part of the Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant’s business. Tenant must exercise such option within a reasonable period of time, to be effective on the later to occur of (i) the date that possession of that portion of the Premises that is condemned is Taken by the condemnor or (ii) the date Tenant vacated the Premises.

11.2 Landlord’s Right To Terminate. Except as otherwise provided in Paragraph 11.4 below regarding temporary Takings, Landlord shall have the option to terminate this Lease if, as a result of any Taking, (i) all of the Premises is Taken, (ii) twenty-five percent (25%) or more of the Premises is Taken and the part of the Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant’s business, or (iii) because of the Laws (defined in Article 13) or Restrictions (defined in Article 13) then in force, the Premises may not be used for the same use being made before such Taking, whether or not restored as required by Paragraph 11.3 below. Any such option to terminate by Landlord must be exercised within a reasonable period of time, to be effective as of the date possession is Taken by the condemnor.

11.3 Restoration. If any part of the Premises or the Building is Taken and this Lease is not terminated, then Landlord shall, to the extent not prohibited by Laws or Restrictions then in force, repair any damage occasioned thereby to the remainder thereof to a condition reasonably suitable for Tenant’s continued operations and otherwise, to the extent practicable, in the manner and to the extent provided in

Paragraph 10.1.

11.4 Temporary Taking. If a material portion of the Premises is temporarily Taken for a period of one year or less and such period does not extend beyond the Lease Expiration Date, this Lease shall remain in effect. If any material portion of the Premises is temporarily Taken for a period which exceeds one year or which extends beyond the Lease Expiration Date, then the rights of Landlord and Tenant shall be determined in accordance with Paragraphs 11.1 and 11.2 above.

11.5 Division Of Condemnation Award. Any award made for any Taking of the Property, the Building, or the Premises, or any portion thereof, shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any portion of the award that is made specifically (i) for the Taking of personal property, inventory or trade fixtures belonging to Tenant, (ii) for the interruption of Tenant’s business or its moving costs, or (iii) for the value of any leasehold improvements installed and paid for by Tenant. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure, and the provisions of any similar law hereinafter enacted, allowing either party to terminate this Lease and/or otherwise allocate condemnation awards between Landlord and Tenant in the event of a Taking of the Premises.

11.6 Abatement Of Rent. In the event of a Taking of the Premises which does not result in a termination of this Lease (other than a temporary Taking), then, as of the date possession is Taken by the condemning authority, the Base Monthly Rent shall be reduced in the same proportion that the area of that part of the Premises so Taken (less any addition to the area of the Premises by reason of any reconstruction) bears to the area of the Premises immediately prior to such Taking.

11.7 Taking Defined. The term “Taking” or “Taken” as used in this Article 11 shall mean any transfer or conveyance of all or any portion of the Property to a public or quasi-public agency or other entity having the power of eminent domain pursuant to or as a result of the exercise of such power by such an agency, including any inverse condemnation and/or any sale or transfer by Landlord of all or any portion of the Property to such an agency under threat of condemnation or the exercise of such power.

ARTICLE XII DEFAULT AND REMEDIES

12.1 Events Of Tenant’s Default. Tenant shall be in default of its obligations under this Lease if any of the following events occur (“Event(s) of Default”):

(a)
Tenant shall have failed to pay Base Monthly Rent or any Additional Rent within 5 business days after written notice from Landlord (such period to be in lieu of and not in addition to any statutory periods required for notice of unlawful detainer); or

(b)
Tenant shall have done or permitted to be done any act, use or thing in its use, occupancy or possession of the Premises or the Building or the Outside Areas which is prohibited by the terms of this Lease; or

(c)
Tenant shall have failed to perform any term, covenant or condition of this Lease (except those requiring the payment of Base Monthly Rent or Additional Rent, which failures shall be governed by subparagraph (a) above) within the shorter of (i) any specific time period expressly provided under this Lease for the performance of such term, covenant or condition, or (ii) thirty (30) days after written notice from Landlord to Tenant specifying the nature of such failure and requesting Tenant to perform same; or

(d)
(i) Tenant shall have sublet the Premises or assigned or encumbered its interest in this Lease in violation of the provisions contained in Article 7, or (ii) any guarantor shall have assigned or delegated its rights or obligations under the applicable guaranty without first obtaining Landlord’s written consent if and as required by the terms of the applicable guaranty, in either case (i) or (ii), whether voluntarily or by operation of law; or

(e)
Intentionally omitted;

(f)
Tenant or any guarantor of this Lease shall have permitted or suffered the sequestration or attachment of, or execution on, or the appointment of a custodian or receiver with respect to, all or any substantial part of the property or assets of Tenant (or such guarantor) or any property or asset essential to the conduct of Tenant’s (or such guarantor’s) business, and Tenant (or such guarantor) shall have failed to obtain a return or release of the same within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

(g)
Tenant or any guarantor of this Lease shall have made a general assignment of all or a substantial part of its assets for the benefit of its creditors; or

(h)
Tenant or any guarantor of this Lease shall have allowed (or sought) to have entered against it a decree or order which: (i) grants or constitutes an order for relief, appointment of a trustee, or condemnation or a reorganization plan under the bankruptcy laws of the United States; (ii) approves as properly filed a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor’s relief law or similar statute of the United States or any state thereof; or (iii) otherwise directs the winding up or liquidation of Tenant; provided, however, if any decree or order was entered without Tenant’s consent or over Tenant’s objection, Landlord may not terminate this Lease pursuant to this Subparagraph if such decree or order is rescinded or reversed within thirty (30) days after its original entry; or

(i)
Tenant or any guarantor of this Lease shall have availed itself of the protection of any debtor’s relief law, moratorium law or other similar law which does not require the prior entry of a decree or order.

12.2 Landlord’s Remedies. In the event of any default by Tenant, and without limiting Landlord’s right to indemnification as provided in Section 8.2, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative:

(a)
Landlord may, at Landlord’s election, keep this Lease in effect and enforce, by an action at law or in equity, all of its rights and remedies under this Lease including, without limitation,

(i) the right to recover the Rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required by Tenant, or perform Tenant’s obligations and be reimbursed by Tenant for the cost thereof with interest at a rate equal to the Default Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to prevent Tenant from violating the terms of this Lease and/or to compel Tenant to perform its obligations under this Lease, as the case may be.

(b)
Landlord may, at Landlord’s election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor. Any termination under this subparagraph shall not relieve Tenant from its obligation to pay to Landlord all Base Monthly Rent and Additional Rent then or thereafter due, or any other sums due or thereafter accruing to Landlord, or from any claim against Tenant for damages previously accrued or then or thereafter accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease constitute a termination of this Lease:

i.
(i) Appointment of a receiver or keeper in order to protect Landlord’s interest hereunder;

ii.
(ii) Consent to any subletting of the Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or

iii.
(iii) Any action taken by Landlord or its partners, principals, members, officers, agents, employees, or servants, which is intended to mitigate the adverse effects of any breach of this Lease by Tenant, including, without limitation, any action taken to maintain and preserve the Premises on any action taken to relet the Premises or any portion thereof for the account at Tenant and in the name of Tenant.

(c)
Landlord may, at Landlord’s election, accelerate the payment of all Base Monthly Rent and Additional Rent due from Tenant under this Lease.

(d)
In the event Tenant breaches this Lease and abandons the Premises, Landlord may terminate this Lease, but this Lease shall not terminate unless Landlord gives Tenant written notice of termination. If Landlord does not terminate this Lease by giving written notice of termination, Landlord may enforce all its rights and remedies under this Lease, including the right and remedies provided by California Civil Code Section 1951.4 (“lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations”), as in effect on the Effective Date of this Lease.

(e)
In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord’s election, to the rights and remedies provided in California Civil Code Section 1951.2, as in effect on the Effective Date of this Lease. For purposes of computing damages pursuant to Section 1951.2, an interest rate equal to the Default Interest Rate shall be used. Such damages shall include, without limitation:
i.
The worth at the time of the award of the unpaid rent which had been earned at the time of termination; plus

ii.
The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

iii.
The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco, at the time of award plus one percent; plus

iv.
Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including without limitation, the following: (i) expenses for cleaning, repairing or restoring the Premises, (ii) expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting, including removal of existing leasehold improvements and/or installation of additional leasehold improvements (regardless of how the same is funded, including reduction of rent, a direct payment or allowance to a new tenant, or otherwise), (iii) broker’s fees allocable to the remainder of the term of this Lease, advertising costs and other expenses of reletting the Premises; (iv) costs of carrying and maintaining the Premises, such as taxes, insurance premiums, utility charges and security precautions (although the foregoing shall not in any way modify Paragraph 5.3 above), (v) expenses incurred in removing, disposing of and/or storing any of Tenant’s personal property, inventory or trade fixtures remaining therein; (vi) reasonable attorney’s fees, expert witness fees, court costs and other reasonable expenses incurred by Landlord (but not limited to taxable costs) in retaking possession of the Premises, establishing damages hereunder, and releasing the Premises; and

(vii) any other expenses, costs or damages otherwise incurred or suffered as a result of Tenant’s default; plus

(f)
The unamortized amount of any tenant improvement or similar allowance paid or credited by Landlord to Tenant pursuant to this Lease or the Work Letter; plus

(g)
In addition, Tenant acknowledges that an event of default under this Lease may cause Landlord to incur damages under its mortgage and related financing documents, including, but not limited to, the payment of default interest, legal fees, late charges, collection costs, and sums necessary to maintain Lender’s yield on the loaned amounts. Accordingly, Tenant agrees that Landlord has the right to add such loan-related damages to the damages for which Tenant is responsible hereunder as a result of an event of default.

(h)
Pursuant to California Code of Civil Procedure Section 1161.1, Landlord may accept a partial payment of Rent after serving a notice pursuant to California Code of Civil Procedure Section 1161, and may without further notice to the Tenant, commence and pursue an action to recover the difference between the amount demanded in that notice and the payment actually received. This acceptance of such a partial payment of Rent does not constitute a waiver of any rights, including any right the Landlord may have to recover possession of the Premises. Further, Tenant agrees that any notice given by Landlord pursuant to Paragraph 12.1 of the Lease shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

(i)
Additionally, any agreement for free or abated Rent or other charges (including the Abated Rent), or for the giving or paying by Landlord to or for Tenant of any cash or other bonus, inducement or consideration for Tenant's entering into this Lease, or any improvement or moving allowances (including the Tenant Improvement Allowance, if applicable), all of which concessions are hereinafter referred to as "Inducement Provisions", shall be deemed conditioned upon Tenant's full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon breach of this Lease by Tenant, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Landlord under such an Inducement Provision shall be immediately due and payable by Tenant to Landlord, notwithstanding any subsequent cure of such breach by Tenant.

12.3 Landlord’s Default And Tenant’s Remedies. In the event Landlord fails to perform its obligations under this Lease, Landlord shall nevertheless not be in default under the terms of this Lease until such time as Tenant shall have first given Landlord written notice specifying the nature of such failure to perform its obligations, and then only after Landlord shall have had thirty (30) days following its receipt of such notice within which to perform such obligations; provided that, if longer than thirty

(30) days is reasonably required in order to perform such obligations, Landlord shall have such longer period. In the event of Landlord’s default as above set forth, then, and only then, Tenant may then proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except as and to the extent Tenant has waived its right to damages as provided in this Lease). Notwithstanding anything to the contrary in this Lease, in the event of an Emergency, Tenant shall notify Landlord of such Emergency condition with reasonable detail and if Landlord is otherwise obligated to repair and maintain such items pursuant to the terms of this Lease, Landlord shall respond promptly and within such period of time as may be reasonable under the circumstances to take such required action to remedy such items, and, if Landlord fails to undertake to repair of an Emergency condition within one (1) business day of written notice from Tenant, then Tenant may, at its election, undertake such repair; provided that such work will not affect the Building systems, building structure or the exterior appearance of Building. If Tenant takes such action, then Tenant shall use only those contractors used by Landlord for such work unless such contractors are unwilling or unable to perform such work, in which event Tenant may utilize the services of any other contractor with materially consistent qualification which normally and regularly perform similar work in first-class, institutional quality, life-science buildings in the San Diego, California area whose pricing is commercially reasonable, in which event Landlord shall reimburse Tenant for Tenant’s reasonable costs and expenses in effecting such repair(s) within 30 days after Landlord’s receipt of a notice from Tenant, which specifies in detail such costs and expenses (the “Reimbursement Notice”).

12.4 Limitation Of Tenant’s Recourse. Tenant’s sole recourse against Landlord shall be to Landlord’s interest in the Building and the Outside Areas. If Landlord is a corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity, Tenant agrees that (i) the obligations of Landlord under this Lease shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, managers, owners, stockholders, or other principals of such business entity, and (ii) Tenant shall have recourse only to the interest of such corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity in the Building and the Outside Areas for the satisfaction of such obligations and not against the assets of such officers, directors, trustees, partners, joint venturers, members, managers, owners, stockholders or principals. Tenant hereby waives all claims against

Landlord for consequential, special, indirect or punitive damages allegedly suffered by Tenant, including lost profits and business interruption. Additionally, if Landlord is a partnership or limited liability company, then Tenant covenants and agrees:

(a)
No partner, manager, or member of Landlord shall be sued or named as a party in any suit or action brought by Tenant with respect to any alleged breach of this Lease (except to the extent necessary to secure jurisdiction over the partnership or limited liability company and then only for that sole purpose);

(b)
No service of process shall be made against any partner, manager, or member of Landlord except for the sole purpose of securing jurisdiction over the partnership; and

(c)
No writ of execution will ever be levied against the assets of any partner, manager, or member of Landlord other than to the extent of his or her interest in the assets of the partnership or limited liability company constituting Landlord.

Tenant further agrees that each of the foregoing covenants and agreements shall be enforceable by Landlord and by any partner or manager or member of Landlord and shall be applicable to any actual or alleged misrepresentation or nondisclosure made regarding this Lease or the Premises or any actual or alleged failure, default or breach of any covenant or agreement either expressly or implicitly contained in this Lease or imposed by statute or at common law.

12.5 Tenant’s Waiver. Landlord and Tenant agree that the provisions of Paragraph 12.3 above are intended to supersede and replace the provisions of California Civil Code Sections 1932(1), 1941 and 1942, and accordingly, Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and/or any similar or successor law regarding Tenant’s right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease. In addition, Landlord and Tenant hereby expressly waive any right to require that any dispute under this Lease be heard before a jury.

ARTICLE XIII GENERAL PROVISIONS

13.1 Taxes On Tenant’s Property. Tenant shall pay before delinquency any and all taxes, assessments, license fees, use fees, permit fees and public charges of whatever nature or description levied, assessed or imposed against Tenant or Landlord by a governmental agency arising out of, caused by reason of or based upon Tenant’s estate in this Lease, Tenant’s ownership of property, improvements made by Tenant to the Premises or the Outside Areas, improvements made by Landlord for Tenant’s use within the Premises or the Outside Areas, Tenant’s use (or estimated use) of public facilities or services or Tenant’s consumption (or estimated consumption) of public utilities, energy, water or other resources (collectively, “Tenant’s Interest”). Upon demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. If any such taxes, assessments, fees or public charges are levied against Landlord, Landlord’s property, the Building or the Property, or if the assessed value of the Building or the Property is increased by the inclusion therein of a value placed upon Tenant’s Interest, regardless of the validity thereof, Landlord shall have the right to require Tenant to pay such taxes, and if not paid and satisfactory evidence of payment delivered to Landlord at least ten (10) days prior to delinquency, then Landlord shall have the right to pay such taxes on Tenant’s behalf and to invoice Tenant for the same, in either case whether before or after the expiration or earlier termination of the Lease Term. Tenant shall, within the earlier to occur of (a) thirty (30) days of the date it receives an invoice from Landlord setting forth the amount of such taxes, assessments, fees, or public charge so levied, or (b) the due date of such invoice, pay to Landlord, as Additional Rent, the amount set forth in such invoice. Failure by Tenant to pay the amount so invoiced within such time period shall be conclusively deemed a default by Tenant under this Lease. Tenant shall have the right to bring suit in any court of competent jurisdiction to recover from the taxing authority the amount of any such taxes, assessments, fees or public charges so paid.

13.2 Holding Over. This Lease shall terminate without further notice on the Lease Expiration Date (as set forth in Article 1). Any holding over by Tenant after expiration of the Lease Term shall neither constitute a renewal nor extension of this Lease nor give Tenant any rights in or to the Premises except as expressly provided in this Paragraph. Any such holding over to which Landlord has consented shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable, except that the Base Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Base Monthly Rent payable during the last full month immediately preceding such holding over. Without limiting the foregoing, in the event of a holding over to which Landlord has consented, any rights of Landlord or obligations of Tenant set forth in this Lease and purporting to apply during the term of this Lease, shall nonetheless also be deemed to apply during any such hold over period. Tenant acknowledges that if Tenant holds over without Landlord’s consent, such holding over may compromise or otherwise affect Landlord’s ability to enter into new leases with prospective tenants regarding the Premises. Therefore, if Tenant fails to surrender the Premises upon the expiration or termination of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from and against all claims in connection with or arising out of such failure, including, without limiting the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any losses suffered by Landlord, including lost profits, resulting from such failure to surrender.

13.3 Subordination To Mortgages. This Lease is subject to and subordinate to all ground leases, mortgages and deeds of trust which affect the Building or the Property and which are of public record as of the Effective Date of this Lease, and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding the foregoing, if requested by Landlord, Lender, or lessor, Tenant agrees, within ten (10) days after written request therefor, to execute, acknowledge and deliver to Landlord, Lender, or lessor any and all documents or instruments requested by Landlord, Lender, or lessor to assure the subordination of this Lease to such ground lease, mortgage or deed of trust, including but not limited to a subordination agreement in the form attached to this Lease as Exhibit E or such other form as any such lessor or Lender may require (“SNDA”). However, if the lessor under any such ground lease or any Lender holding any such mortgage or deed of trust shall advise Landlord that it desires or requires this Lease to be made prior and superior thereto, then, upon written request of Landlord to Tenant, Tenant shall promptly execute, acknowledge and deliver any and all customary or reasonable documents or instruments which Landlord and such lessor or Lender deems necessary or desirable to make this Lease prior thereto. Tenant hereby consents to Landlord’s ground leasing the land underlying the Building or the Property and/or encumbering the Building or the Property as security for future loans on such terms as Landlord shall desire, all of which future ground leases, mortgages or deeds of trust shall be subject to and subordinate to this Lease. However, if any lessor under any such future ground lease or any Lender holding such future mortgage or deed of trust shall desire or require that this Lease be made subject to and subordinate to such future ground lease, mortgage or deed of trust, then Tenant agrees, within ten (10) days after Landlord’s written request therefor, to execute, acknowledge and deliver to Landlord any and all documents or instruments requested by Landlord or by such lessor or Lender to assure the subordination of this Lease to such future ground lease, mortgage or deed of trust, but only if such lessor or Lender agrees not to disturb Tenant’s quiet possession of the Premises so long as Tenant is not in default under this Lease. Tenant’s failure to execute and deliver such documents or instruments within ten (10) days after Landlord’s request therefor shall be a material default by Tenant under this Lease, and no further notice shall be required under Paragraph 12.1(c) or any other provision of this Lease, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other material default by Tenant, it being agreed and understood by Tenant that Tenant’s failure to so deliver such documents or instruments in a timely manner could result in Landlord being unable to perform committed obligations to other third parties which were made by Landlord in reliance upon this covenant of Tenant. If Landlord assigns the Lease as security for a loan, Tenant agrees to execute such documents as are reasonably requested by the lender and to provide reasonable provisions in the Lease protecting such Lender’s security interest which are customarily required by institutional lenders making loans secured by a deed of trust. Landlord shall use commercially reasonable efforts to obtain a SNDA from its current Lenders and Mortgagees upon execution of the Lease.

13.4 Tenant’s Attornment Upon Foreclosure. Tenant shall, upon request, attorn (i) to any purchaser of the Building or the Property at any foreclosure sale or private sale conducted pursuant to any security instruments encumbering the Building or the Property, (ii) to any grantee or transferee designated in any deed given in lieu of foreclosure of any security interest encumbering the Building or the Property, or (iii) to the lessor under an underlying ground lease of the land underlying the Building or the Property, should such ground lease be terminated; provided that such purchaser, grantee or lessor recognizes Tenant’s rights under this Lease.

13.5 Mortgagee Protection. In the event of any default on the part of Landlord, Tenant will give notice by registered mail to any Lender or lessor under any underlying ground lease who shall have requested, in writing, to Tenant that it be provided with such notice, and Tenant shall offer such Lender or lessor a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure or other appropriate legal proceedings if reasonably necessary to effect a cure.

13.6 Estoppel Certificate. Tenant will, following any request by Landlord or its Lender, promptly execute and deliver to Landlord or its Lender an estoppel certificate substantially in form attached as Exhibit F (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iv) certifying such other information about this Lease as may be reasonably requested by Landlord, its Lender or prospective Lenders, investors or purchasers of the Building or the Property. Tenant’s failure to execute and deliver such estoppel certificate within ten (10) business days after Landlord’s or Lender’s request therefor shall be a material default by Tenant under this Lease, and no further notice shall be required under Paragraph 12.1(c) or any other provision of this Lease, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other material default by Tenant, it being agreed and understood by Tenant that Tenant’s failure to so deliver such estoppel certificate in a timely manner could result in Landlord being unable to perform committed obligations to other third parties which were made by Landlord in reliance upon this covenant of Tenant. Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by any Lender or purchaser or prospective Lender or purchaser of the Building, the Property, or any interest in them.

13.7 Tenant’s Financial Information. Tenant shall, within ten (10) days after Landlord’s request therefor, and not more than one time in any Lease year (or in connection with a sale or refinance of the Building), deliver to Landlord a copy of Tenant’s (and any guarantor’s) current audited financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with generally accepted accounting principles), a list of all of Tenant’s creditors with current contact information, and any such other information reasonably requested by Landlord regarding Tenant’s financial condition; provided, however, that as long as the common stock of Tenant (or its assigns permitted pursuant to this Lease or otherwise approved by Landlord in writing) is publicly-traded on a United States national stock exchange, and such information is available as part of Tenant’s or such Permitted Transferee’s 10-K or 10-Q report filings on the SEC’s Edgar website, and such materials are current per SEC filing requirements, then such requirement shall be fulfilled by such filings. Landlord shall be entitled to disclose such financial statements or other information to its Lender, to any present or prospective principal of or investor in Landlord, or to any prospective Lender or purchaser of the Building, the Property, or any portion thereof or interest therein. Any such financial statement or other information which is marked “confidential” or “company secrets” (or is otherwise similarly marked by Tenant) shall be confidential and shall not be disclosed by Landlord to any third party except as specifically provided in this paragraph, unless the same becomes a part of the public domain without the fault of Landlord.

13.8 Transfer By Landlord. Landlord and its successors in interest shall have the right to transfer their interest in the Building, the Property, or any portion thereof at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor), from the date of such transfer, shall be automatically relieved, without any further act by any person or entity, of all liability for (i) the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer, and (ii) repayment of any unapplied portion of the Security Deposit (upon transferring or crediting the same to the transferee), and (iii) the performance of the obligations of the Landlord hereunder which have accrued before the date of transfer if its transferee agrees to assume and perform all such prior obligations of the Landlord hereunder. Tenant shall attorn to any such transferee. After the date of any such transfer, the term “Landlord” as used herein shall mean the transferee of such interest in the Building or the Property.

13.9 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, delay in obtaining approvals, building permits and certificates of occupancy within normal time frames, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

13.10 Notices. Any notice required or permitted to be given under this Lease other than statutory notices shall be in writing and (i) personally delivered, (ii) sent by United States mail, registered or certified mail, postage prepaid, return receipt requested, (iii) sent by Federal Express or similar nationally recognized overnight courier service, or (iv) transmitted by facsimile with a hard copy sent within one (1) business day by any of the foregoing means, and in all cases addressed as follows, and such notice shall be deemed to have been given upon the date of actual receipt or delivery (or refusal to accept delivery) at the address specified below (or such other addresses as may be specified by notice in the foregoing manner) as indicated on the return receipt or air bill:

If to Landlord: Drawbridge Nancy Ridge, LLC

Three Embarcadero Center, Suite 2310 San Francisco, CA 94111

Attention: Mike Embree

with a copy to: The Opus Law Firm

662 Encinitas Blvd., Suite 248

Encinitas, CA 92024 Attention: Justin White

If to Tenant: At the Premises Attention: Leonard Way

Facsimile: ( ) -

with a copy to: LumiraDX

221 Crescent Street, 5th Floor

Waltham

Massachusetts 02453

Attention: _Dorian LeBlanc

Facsimile: ( ) -

Any notice given in accordance with the foregoing shall be deemed received upon actual receipt or refusal to accept delivery. Any notice required by statute and not waived in this Lease shall be given and deemed received in accordance with the applicable statute or as otherwise provided by law.

13.11 Attorneys’ Fees and Costs. In the event any party shall bring any action, arbitration, or other proceeding alleging a breach of any provision of this Lease, or a right to recover rent, to terminate this Lease, or to enforce, protect, interpret, determine, or establish any provision of this Lease or the rights or duties hereunder of either party, the prevailing party shall be entitled to recover from the non- prevailing party as a part of such action or proceeding, or in a separate action for that purpose brought within one year from the determination of such proceeding, reasonable attorneys’ fees, expert witness fees, court costs and reasonable disbursements, made or incurred by the prevailing party.

13.12 Definitions. Any term that is given a special meaning by any provision in this Lease shall, unless otherwise specifically stated, have such meaning wherever used in this Lease or in any Addenda or amendment hereto. In addition to the terms defined in Article 1 and throughout the Lease, the following terms shall have the following meanings:

(a)
Real Property Taxes. The term “Real Property Tax” or “Real Property Taxes” shall each mean the following (to the extent applicable to any portion of the Lease Term, regardless of when the same are imposed, assessed, levied, or otherwise charged): (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership or new construction), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed for whatever reason against the Property or any portion thereof, or Landlord’s interest herein, or the fixtures, equipment and other property of Landlord that is an integral part of the Property and located thereon, or

Landlord’s business of owning, leasing or managing the Property or the gross receipts, income or rentals from the Property, (ii) all charges, levies or fees imposed by any governmental authority against Landlord by reason of or based upon the use of or number of parking spaces within the Property, the amount of public services or public utilities used or consumed (e.g. water, gas, electricity, sewage or waste water disposal) at the Property, the number of persons employed by tenants of the Property, the size (whether measured in area, volume, number of tenants or whatever) or the value of the Property, or the type of use or uses conducted within the Property, and all costs and fees (including attorneys’ fees) reasonably incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If, at any time during the Lease Term, the taxation or assessment of the Property prevailing as of the Effective Date of this Lease shall be altered so that in lieu of or in addition to any the Real Property Tax described above there shall be levied, awarded or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate, substitute, or additional use or charge (i) on the value, size, use or occupancy of the Property or Landlord’s interest therein or (ii) on or measured by the gross receipts, income or rentals from the Property, or on Landlord’s business of owning, leasing or managing the Property or (iii) computed in any manner with respect to the operation of the Property, then any such tax or charge, however designated, shall be included within the meaning of the terms “Real Property Tax” or “Real Property Taxes” for purposes of this Lease. Notwithstanding the foregoing, the terms “Real Property Tax” or “Real Property Taxes” shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state income tax imposed on Landlord’s income from all sources.

(b)
Landlord’s Insurance Costs. The term “Landlord’s Insurance Costs” shall mean Tenant’s Expense Share of the following (to the extent applicable to any portion of the Lease Term, regardless of when the same are incurred): the costs to Landlord to carry and maintain the policies of fire and property damage insurance for the Building and the Property and general liability and any other insurance required or permitted to be carried by Landlord pursuant to Article 9, together with any deductible amounts paid by Landlord upon the occurrence of any insured casualty or loss.

(c)
Property Maintenance Costs. The term “Property Maintenance Costs” shall mean Tenant’s Expense Share of all costs and expenses (except Landlord’s Insurance Costs and Real Property Taxes) paid or incurred by Landlord in protecting, operating, maintaining, repairing and preserving the Property and all parts thereof and such other costs as may be paid or incurred with respect to operating, maintaining, and preserving the Property, including without limitation, (A) the annual amortization of only those capital expenditures or improvements (“Capital Items”) made after the Lease Commencement Date and which either actually reduces the annual Property Operating Expenses (to the extent of the savings therefrom), or cause the Building to be in compliance with any legal requirement which was not applicable to the Building as of the Lease Commencement Date, or necessary in the reasonable judgement of Landlord to maintain the appearance, reputation or condition of the Building, Property or Common Areas (provided, however, that the cost of such Capital Item shall be amortized over the useful life thereof together with interest at the Standard Rate, and only that portion attributable to a particular year shall be included in Property Maintenance Cost for that calendar year); and (B) salaries for employees (at the property manager level and below) engaged in the operation and maintenance of the Building and the Property (such as, but without limitation, managers, administrators and engineers). Notwithstanding the foregoing, Property Maintenance Costs shall exclude (i) leasing commissions, fees and costs, advertising and promotional expenses and other costs incurred in procuring tenants; (ii) financing costs including interest and principal amortization of debts; (iii) depreciation; (iv) rental on ground leases or other underlying leases; (v) wages, bonuses and other compensation of employees above the grade of property manager; and (vi) any costs incurred to remove, study, test or remediate hazardous materials that existed in or about the Property prior to the Commencement Date.

(d)
Property Operating Expenses. The term “Property Operating Expenses” shall mean and include all Real Property Taxes, plus all Landlord’s Insurance Costs, plus all Property Maintenance Costs. Property Operating Expenses shall also include professional management fees equal to three percent (3%) of gross rent (which includes Base Monthly Rent, Real Property Taxes, Landlord’s

Insurance Costs and Property Maintenance Costs).
(e)
Law. The term “Law” or “Laws” shall mean any judicial decisions and any statute, constitution, ordinance, resolution, regulation, rule, code, administrative order, condition of approval, or other requirements of any municipal, county, state, federal, or other governmental agency or authority having jurisdiction over the parties to this Lease, the Premises, the Building or the Property, or any of them, in effect either at the Effective Date of this Lease or at any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g. a board of fire examiners or a public utility or special district).

(f)
Lender. The term “Lender” shall mean the holder of any promissory note or other evidence of indebtedness secured by the Property or any portion thereof.

(g)
Rent. The term “Rent” shall mean collectively Base Monthly Rent and all Additional Rent.

(h)
Restrictions. The term “Restrictions” shall mean (as they may exist from time to time) any and all covenants, conditions and restrictions, private agreements, easements, and any other recorded documents or instruments affecting the use of the Property, the Building, the Premises, or the Outside Areas.

13.13 General Waivers. One party’s consent to or approval of any act by the other party requiring the first party’s consent or approval shall not be deemed to waive or render unnecessary the first party’s consent to or approval of any subsequent similar act by the other party. No waiver of any provision hereof, or any waiver of any breach of any provision hereof, shall be effective unless in writing and signed by the waiving party. The receipt by Landlord of any Rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach. No waiver of any provision of this Lease shall be deemed a continuing waiver unless such waiver specifically states so in writing and is signed by both Landlord and Tenant. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.

13.14 Miscellaneous. Should any provisions of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provisions hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. Any copy of this Lease which is executed by the parties shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. The benefit of each indemnity obligation of Tenant under this Lease is assignable in whole or in part by Landlord. The term “party” shall mean Landlord or Tenant as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. If this Lease is signed by an individual "doing business as " or "dba" another person or entity or entity name, the individual who signs this Lease will be deemed to be the Tenant hereunder for all purposes. Submission of this Lease for review, examination or signature by Tenant does not constitute an offer to lease, a reservation of or an option for lease, or a binding agreement of any kind, and notwithstanding any inconsistent language contained in any other document, this Lease is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant, and prior to such mutual execution and delivery, neither party shall have any obligation to negotiate and may discontinue discussions and negotiations at any time for any reason or no reason. This Lease shall be construed and enforced in accordance with the Laws of the State in which the Premises are located. The headings and captions in this Lease are for convenience only and shall not be construed in the construction or interpretation of any provision hereof. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership, corporation, limited liability company, joint venture, or other form of business entity, and the singular includes the plural. The terms “must,” “shall,” “will,” and “agree” are mandatory. The term “may” is permissive. The term “governmental agency” or “governmental authority” or similar terms shall include, without limitation, all federal, state, city, local and other governmental and quasi-governmental agencies, authorities, bodies, boards, etc., and any party or parties having enforcement rights under any Restrictions. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor. Where Landlord’s consent is required hereunder, it shall be reasonable for any such consent to be withheld until Landlord’s receipt of the consent of any Lender, if and to the extent Landlord is required to obtain such Lender’s consent.

Landlord and Tenant shall both be deemed to have drafted this Lease, and the rule of construction that a document is to be construed against the drafting party shall not be employed in the construction or interpretation of this Lease. Where Tenant is obligated not to perform any act or is not permitted to perform any act, Tenant is also obligated to restrain any others reasonably within its control, including agents, invitees, contractors, subcontractors and employees, from performing such act. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of any of the provisions of this Lease.

13.15 Patriot Act Compliance.

(a)
Tenant will use its good faith and commercially reasonable efforts to comply with the Patriot Act (as defined below) and all applicable requirements of governmental authorities having jurisdiction over Tenant or the Property, including those relating to money laundering and terrorism. Landlord shall have the right to audit Tenant’s compliance with the Patriot Act and all applicable requirements of governmental authorities having jurisdiction over Tenant or the Property, including those relating to money laundering and terrorism. In the event that Tenant fails to comply with the Patriot Act or any such requirements of governmental authorities, then Landlord may, at its option, cause Tenant to comply therewith and any and all reasonable costs and expenses incurred by Landlord in connection therewith shall be deemed Additional Rent and shall be immediately due and payable. For purposes hereof, the term “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

(b)
Neither Tenant nor any partner in Tenant or member of such partner nor any owner of a direct or indirect interest in Tenant (a) is listed on any Government Lists (as defined below),

(b) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC (as defined below) or in any enabling legislation or other Presidential Executive Orders in respect thereof, (c) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense (as defined below), or (d) is currently under investigation by any governmental authority for alleged criminal activity. For purposes hereof, the term “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (a) the criminal laws against terrorism;

(b) the criminal laws against money laundering, (c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, or the (e) Patriot Act. “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense. For purposes hereof, the term “Government Lists” means (i) the Specially Designated Nationals and Blocked Persons Lists maintained by Office of Foreign Assets Control (“OFAC”), or (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC or pursuant to any Executive Order of the President of the United States of America.

ARTICLE XIV

LEGAL AUTHORITY, BROKERS, AND ENTIRE AGREEMENT

14.1 Legal Authority. If Tenant or any entity constituting Tenant is a corporation, limited partnership, limited liability company, or other legal entity, each individual executing this Lease on behalf of such corporation, limited partnership, limited liability company, or other legal entity, represents and warrants that Tenant is validly formed and duly authorized and existing, that Tenant is qualified to do business in the State in which the Premises are located, that Tenant has the full right and legal authority to enter into this Lease, and that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with its terms. Tenant shall, within three (3) business days after execution of this Lease, deliver to Landlord a certified copy of the resolution of its board of directors (if a corporation), members and manager(s) (if a limited liability company), or partners (if a limited partnership), authorizing or ratifying the execution of this Lease, as well as a certified copy of binding resolutions of any guarantor in form reasonably acceptable to Landlord, authorizing or ratifying the execution of the applicable guaranty, and if Tenant or any entity constituting Tenant fails to do so, the same shall be a material default on the part of Tenant permitting Landlord at its sole election to terminate this Lease.

14.2 Brokerage Commissions. Tenant represents, warrants and agrees that it has not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen, other than the Brokers (as named in Article 1) with respect to the lease by it of the Premises pursuant to this Lease, and that it will indemnify, defend with competent counsel, and hold Landlord harmless from any liability for the payment of any real estate brokerage commissions, leasing commissions or finder’s fees claimed by any other real estate broker(s), leasing agent(s), finder(s), or salesmen to be earned or due and payable by reason of Tenant’s agreement or promise (implied or otherwise) to pay (or to have Landlord pay) such a commission or finder’s fee by reason of its leasing the Premises pursuant to this Lease. Notwithstanding any provision of this Lease to the contrary, Landlord shall not pay any leasing commission or compensation of any kind or type in connection with an extension of the term of this Lease, an expansion of the Premises, a lease or sublease of any other premises leased by Tenant pursuant to any right of first offer or right of first refusal or other similar right granted to Tenant.

14.3 Entire Agreement. This Lease and the Exhibits (as described in Article 1), which Exhibits are by this reference incorporated herein, constitute the entire agreement between the parties, and there are no other agreements, understandings or representations between the parties relating to the lease by Landlord of the Premises to Tenant, except as expressed herein. No subsequent changes, modifications or additions to this Lease shall be binding upon the parties unless in writing and signed by both Landlord and Tenant.

14.4 Landlord’s Representations. Tenant acknowledges that neither Landlord nor any of its agents made any representations or warranties respecting the Property, the Building or the Premises, upon which Tenant relied in entering into the Lease, which are not expressly set forth in this Lease. Tenant further acknowledges that neither Landlord nor any of its agents made any representations as to (i) whether the Premises may be used for Tenant’s intended use under existing Law, or (ii) the suitability of the Premises for the conduct of Tenant’s business, or (iii) the exact square footage of the Premises or the Building, the Property, or any portion thereof, and that Tenant relies solely upon its own investigations with respect to such matters. Tenant expressly waives any and all claims for damage by reason of any statement, representation, warranty, promise or other agreement of Landlord or Landlord’s agent(s), if any, not contained in this Lease or in any Exhibit attached hereto.

ARTICLE XV OPTION TO EXTEND

15.1 Option to Extend. So long as Tenant leases the entirety of the Premises, and subject to the condition set forth in clause (b) below, Tenant shall have one (1) Option to Extend (defined in Article 1) the term of this Lease with respect to the entirety of the Premises for a period of five (5) years (the

“Extension Period”), subject to the following conditions:

(a)
The Option to Extend shall be exercised, if at all, by notice of exercise given to Landlord by Tenant not more than twelve (12) months nor less than nine (9) months prior to the expiration of the Lease Term;

(b)
Anything herein to the contrary notwithstanding, if Tenant is in default under any of the terms, covenants or conditions of this Lease beyond any applicable notice and cure period, either at the time Tenant exercises the extension option or on the commencement date of the Extension Period, Landlord shall have, in addition to all of Landlord’s other rights and remedies provided in this Lease, the right to terminate the Option to Extend upon notice to Tenant.

15.2 Fair Market Rent. In the event the applicable option is exercised in a timely fashion, the Lease shall be extended for the term of the applicable extension period upon all of the terms and conditions of this Lease, provided that the Base Monthly Rent for each extension period shall be the “Fair Market Rent” for the Premises, increased as set forth below. For purposes hereof, “Fair Market Rent” shall mean the Base Monthly Rent of similar first class office and laboratory space located in a life science cluster area, such as Sorrento Mesa, as determined pursuant to the process described below.

15.3 Tenant’s Election. Within thirty (30) days after receipt of Tenant’s notice of exercise, Landlord shall notify Tenant in writing of Landlord’s estimate of the Base Monthly Rent for the Extension Period, based on the provisions of Paragraph 15.2 above. Within thirty (30) days after receipt of such notice from Landlord, Tenant shall have the right either to (i) accept Landlord’s statement of Base Monthly Rent as the Base Monthly Rent for the Extension Period; or (ii) elect to arbitrate Landlord’s estimate of Fair Market Rent, such arbitration to be conducted pursuant to the provisions hereof. Failure on the part of Tenant to require arbitration of Fair Market Rent within such thirty (30) day period shall constitute acceptance of the Base Monthly Rent for the Extension Period as calculated by Landlord. If Tenant elects arbitration, the arbitration shall be concluded within ninety (90) days after the date of Tenant’s election, subject to extension for an additional thirty (30) day period if a third arbitrator is required and does not act in a timely manner. To the extent that arbitration has not been completed prior to the expiration of any preceding period for which Base Monthly Rent has been determined, Tenant shall pay Base Monthly Rent at the rate calculated by Landlord, with the potential for an adjustment to be made once Fair Market Rent is ultimately determined by arbitration.

15.4 Rent Arbitration. In the event of arbitration, the judgment or the award rendered in any such arbitration may be entered in any court having jurisdiction and shall be final and binding between the parties. The arbitration shall be conducted and determined in the County of San Diego in accordance with the then prevailing rules of the American Arbitration Association or its successor for arbitration of commercial disputes except to the extent that the procedures mandated by such rules shall be modified as follows:

(a)
Tenant shall make demand for arbitration in writing within thirty (30) days after service of Landlord’s determination of Fair Market Rent given under Paragraph 15.3 above, specifying therein the name and address of the person to act as the arbitrator on its behalf. The arbitrator shall be qualified as a real estate broker with at least 10 years of leasing experience and is familiar with the Fair Market Rent of similar first class life science, office and laboratory space in San Diego County, who would qualify as an expert witness over objection to give opinion testimony addressed to the issue in a court of competent jurisdiction. Failure on the part of Tenant to make a proper demand in a timely manner for such arbitration shall constitute a waiver of the right thereto. Within fifteen (15) days after the service of the demand for arbitration, Landlord shall give notice to Tenant, specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf who shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its arbitrator, within or by the time above specified, then the arbitrator appointed by Tenant shall be the arbitrator to determine the issue.

(b)
In the event that two arbitrators are chosen pursuant to Paragraph 15.4(a) above,

the arbitrators so chosen shall, within fifteen (15) days after the second arbitrator is appointed shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators pursuant to Paragraph 15.4(a).

(c)
The arbitrator selected by each of the parties shall state in writing his or her determination of the Fair Market Rent supported by the reasons therefor with counterpart copies to each party and to the third arbitrator. The arbitrators shall arrange for a simultaneous exchange of such proposed resolutions. If the lower of the proposed resolutions is at least 97% of the higher of the resolutions, the third arbitrator shall average the proposed resolutions as the final determination of the Fair Market Rent. If the lower of the proposed resolutions is not at least 97% of the higher of the resolution, the third arbitrator shall select the proposed resolution which most closely approximates his determination of Fair Market Rent. The resolution the third arbitrator chooses as most closely approximating his determination of Fair Market Rent shall constitute the decision of the arbitrators and be final and binding upon the parties. Notwithstanding anything the contrary herein, in no event shall the Fair Mar Market rent be less than the rate of rent in effect immediately prior to the applicable Extension Period.

(d)
In the event of a failure, refusal or inability of any arbitrator to act, his successor shall be appointed by him, but in the case of the third arbitrator, his successor shall be appointed in the same manner as provided for appointment of the third arbitrator. The arbitrators shall decide the issue within fifteen (15) days after the appointment of the third arbitrator. Any decision in which the arbitrator appointed by Landlord and the arbitrator appointed by Tenant concur shall be binding and conclusive upon the parties. Each party shall pay the fee and expenses of its respective arbitrator and both shall share the fee and expenses of the third arbitrator, if any, and the attorneys’ fees and expenses of counsel for the respective parties and of witnesses shall be paid by the respective party engaging such counsel or calling such witnesses.

(e)
The arbitrators shall have the right to consult experts and competent authorities to obtain factual information or evidence pertaining to a determination of Fair Market Rent, but any such consultation shall be made in the presence of both parties with full right on their part to cross examine. The arbitrators shall render their decision and award in writing with counterpart copies to each party. The arbitrators shall have no power to modify the provisions of this Lease.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the respective dates below set forth with the intent to be legally bound thereby as of the Effective Date of this Lease first above set forth.

LANDLORD:

DRAWBRIDGE NANCY RIDGE, LLC,

a Delaware limited liability company

By: /s/ Charlie Meachron

Printed Name: Charlie Meachron

Title: SVP/COO
Dated: December 17 , 2020

TENANT:

LUMIRADX, INC.,

a Delaware limited liability company

By: /s/ Dorian LeBlanc

Printed Name: Dorian LeBlanc

Title: Chief Financial Officer

Dated: December 17 , 2020

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the respective dates below set forth with the intent to be legally bound thereby as of the Effective Date of this Lease first above set forth.

LANDLORD:

DRAWBRIDGE NANCY RIDGE, LLC,

a Delaware limited liability company

By: /s/ Charlie Meachron

Printed Name: Charlie Meachron

Title: SVP/COO
Dated: December 17 , 2020

TENANT:

LUMIRADX, INC.,

a Delaware limited liability company

By: /s/ Dorian LeBlanc

Printed Name: Dorian LeBlanc

Title: Chief Financial Officer

Dated: December 17 , 2020

AMENDMENT NO. 1 TO LEASE

THIS AMENDMENT NO. 1 TO LEASE (“Amendment”) is entered into as of August 17, 2021, by and between DRAWBRIDGE NANCY RIDGE, LLC, a Delaware limited liability company (“Landlord”), as landlord, and LUMIRADX, INC., a Delaware corporation (“Tenant”), as tenant.

RECITALS

A. Landlord and Tenant have entered into that certain Lease dated as of December7, 2020 (the “Lease”), for all of the premises contained in that certain building commonly known as 6650 Nancy Ridge Drive, San Diego, California. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings assigned to them in the Lease.

B. Landlord and Tenant now desire to amend the Lease to provide for progress payments with respect to the Tenant Improvements and Tenant Improvement Allowance and to make certain other modifications to the Lease, as more fully set forth below.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.
Disbursement of Tenant Improvement Allowance.
a.
The first sentence of Section 2.2.2 of the Tenant Work Letter is hereby deleted in its entirety and replaced with the following:

“Subject to Section 2.1 above, from time to time, Tenant may submit an application for payment to Landlord in a form reasonably acceptable to Landlord, including Tenant Improvement Contractor’s Application and Certification for Payment AIA G702, certified by Architect (if applicable) and an officer of Tenant (an “Application for Payment”), for payment of that portion of the cost of the Tenant Improvements allocable to labor, materials and equipment incorporated in the Building for any period prior to the date of such application for payment (but not including costs subject to a prior Application for Payment).”

b.
The fourth sentence of Section 2.2.2 is hereby deleted in its entirety and replaced with the following:

“If Tenant fails to Substantially Complete the Tenant Improvements within eighteen months after the commencement of work, then Landlord shall have no obligation to disburse any further amounts of the Tenant Improvement Allowance.”

c.
The portion of the last sentence of the first block paragraph of Section 2.2.2 of the Tenant Work Letter prior to the grammatical colon is hereby deleted in its entirety and replaced with the following:

“Subject to the provisions of this Tenant Work Letter, a check for that portion of the Tenant Improvement Allowance covered by an Application for Payment and consisting of Tenant
Improvement Allowance Items payable individually to Tenant or jointly to Tenant and Contractor shall be delivered by Landlord to Tenant within thirty (30) days following submittal of an Application for Payment, provided that Tenant delivers to Landlord with such Application for Payment:”

d.
Section 2.2.2(c) of the Tenant Work Letter is hereby deleted in its entirety and replaced with the following:

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“In the case of an Application for Payment for a progress payment, properly executed Unconditional Waiver and Release on Progress Payment forms of mechanics liens releases from the Contractor and all of Tenant’s Agents and in the case of an Application for Payment for a final payment, properly executed Unconditional Waiver and Release on Final Payment forms of mechanics liens releases from the Contractor and all of Tenant’s Agents, in each case in compliance with applicable Laws;”

e.
Section 2.2.2 of the Tenant Work Letter is hereby supplemented with the following new sentence:

In lieu of a check or wire transfer, and subject to all provision of this Tenant Work Letter, provided Tenant is not then in default and Tenant provides sufficient evidence to Landlord that the amounts set forth in the applicable Application for Payment have actually been paid to the applicable contractor(s), subcontractor(s) and/or vendor(s), Tenant may elect to apply the portion of the Tenant Improvement Allowance set forth in such Application for Payment as a credit against Base Monthly Rent. For the avoidance of doubt, upon application of such amounts as a credit towards Base Rent, such amount shall be unavailable to be drawn as a Tenant Improvement Allowance for Tenant Improvement Allowance Items or otherwise.

f.
Sections 2.2.2(e) and (f) of the Tenant Work Letter are each qualified to only be applicable in the event of an Application for Payment for a final payment.
2.
No Brokers. Landlord and Tenant each warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Amendment, and each agrees to indemnify, defend and hold the other harmless from and against any claims by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with such party with regard to this leasing transaction.
3.
Authority. Tenant hereby represents and warrants to Landlord that (i) it is in good standing under the laws of the State of California, (ii) it has full limited liability company power and authority to enter into this Amendment and to perform all of its obligations under the Lease, as amended hereby, and (iii) each person (and all of the persons if more than one signs) signing this Amendment on its behalf is duly and validly authorized to do so.
4.
No Other Amendments. This Amendment contains the entire understanding between the parties with respect to the matters contained herein. Except as expressly modified herein, the terms and conditions of the Lease are hereby confirmed and shall remain in full force and effect. In the event there is a conflict between the Lease and this Amendment, the terms of this Amendment shall govern and control. No representations, warranties, covenants or agreements have been made concerning or affecting the subject matter of this Amendment, except as are contained herein and in the Lease. Except as modified herein, the Lease and all of its terms, conditions, covenants, agreements and provisions remain unchanged and in full force and effect with no defenses or offsets thereto.
5.
Ratification. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.
6.
Miscellaneous.
a.
Attorney’s Fees. If either party commences an action against the other party arising out of or in connection with this Amendment, the prevailing party shall be entitled to recover from the nonprevailing party reasonable attorney’s fees and costs of suit.
b.
Consistency. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.
c.
No Offer. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered it to Tenant.

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d.
Successors. This Amendment shall be binding on and inure to the benefit of the parties and their successors.
e.
Counterparts; Electronic Signatures. This Amendment may be executed in counterparts, including both counterparts that are executed on paper and counterparts that are in the form of electronic records and are executed electronically. An electronic signature means any electronic sound, symbol or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or e-mail electronic signatures. All executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original. The parties hereby acknowledge and agree that electronic records and electronic signatures, as well as facsimile signatures, may be used in connection with the execution of this Amendment and electronic signatures, facsimile signatures or signatures transmitted by electronic mail in so-called PDF format shall be legal and binding and shall have the same full force and effect as if a paper original of this Amendment had been delivered and had been signed using a handwritten signature. The parties (i) agree that an electronic signature, whether digital or encrypted, of a party to this Amendment is intended to authenticate this writing and to have the same force and effect as a manual signature, (ii) intend to be bound by the signatures (whether original, faxed or electronic) on any document sent or delivered by facsimile or, electronic mail, or other electronic means, (iii) are aware that each party will rely on such signatures, and (iv) hereby waive any defenses to the enforcement of the terms of this Amendment based on the foregoing forms of signature. If this Amendment has been executed by electronic signature, all parties executing this document are expressly consenting under the Electronic Signatures in Global and National Commerce Act (“E-SIGN”), and Uniform Electronic Transactions Act (“UETA”), that a signature by fax, email or other electronic means shall constitute an Electronic Signature to an Electronic Record under both E-SIGN and UETA with respect to this specific transaction. By accepting this Amendment, the parties hereby agree to electronic documents as legally binding.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 1 to Lease as of the day and year first written above.

LANDLORD:

DRAWBRIDGE NANCY RIDGE, LLC,

a Delaware limited liability company

By: Drawbridge Realty Operating Partnership, LLC, a Delaware limited liability company,

Sole Member

By: /s/ Charles McEachron

Its: Chief Operating Officer

TENANT:

LUMIRADX, INC.,

a Delaware corporation

By: /s/ Dorian LeBlanc

Its: CFO

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